Filed Pursuant to Rule 424(b)(5)
Registration No. 333-248695
CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered	Maximum offering price per share	Maximum aggregate offering price	Amount of registration fee
Common stock, par value $0.001 per share	28,634,361	$2.27	$65,000,000.00	$7,091.50(1)
Rights to purchase common stock	—	—	—	—(2)

(1)
The filing fee of $7,091.50 is calculated in accordance with Rule 457(a) of the Securities Act of 1933, as amended, and was previously paid.

(2)
The rights are being issued for no consideration. Pursuant to Rule 457(g) under the Securities Act of 1933, as amended, no separate registration fee is payable in respect thereof.

Prospectus Supplement
(To the Prospectus dated September 9, 2020)
HC2 Holdings, Inc.
Rights to Purchase up to 28,634,361 Shares of Common Stock

We are distributing to the holders (collectively, the “stockholders”) of (i) our common stock, par value $0.001 per share (the “common stock”) and (ii) our Series A Convertible Participating Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), Series A-2 Convertible Participating Preferred Stock, par value $0.001 per share (the “Series A-2 Preferred Stock”), and Series B Non-Voting Convertible Participating Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock” and, together with the Series A Preferred Stock and the Series A-2 Preferred Stock, the “preferred stock”) that are entitled to participate in dividend distributions to holders of the common stock transferable rights (the “rights”) to purchase up to an aggregate of 28,634,361 shares of our common stock at a cash subscription price of $2.27 per share. Assuming the rights offering is fully subscribed, we currently expect to receive aggregate gross proceeds of approximately $65 million. You will not be entitled to receive any rights unless you are a stockholder of record as of 5:00 p.m., New York City time, on October 2, 2020 (the “record date”).
The rights will expire if they are not exercised by 5:00 p.m., New York City time, on November 20, 2020, the expected expiration date of this rights offering. We, in our sole discretion, may extend the period for exercising the rights,including to provide additional time for our stockholders to approve the Authorized Shares Proposal (as defined herein). Rights which are not exercised by the expiration date of the rights offering will expire and will have no value. You should carefully consider whether or not to exercise or sell your rights before the expiration date. Once you have exercised your rights, your exercise may not be revoked.
On September 9, 2020, we announced our intention to commence a rights offering and entered into an agreement (the “Investment Agreement”) with Lancer Capital LLC (“Lancer Capital”), an investment fund led by Avram Glazer, the Chairman of our board of directors, pursuant to which Lancer Capital agreed to purchase up to $35 million aggregate amount (the “Equity Commitment Amount”) of the Series B Preferred Stock. Prior to the completion of the rights offering, we may request that Lancer Capital fund up to $10 million of the Equity Commitment Amount without the consent of Lancer Capital, provided that, prior to completion of the rights offering, we may request funding in excess of $10 million up to the full amount of the Equity Commitment Amount with the prior written consent of Lancer Capital (such funding, collectively, the “Initial Funding Amount”). On September 17, 2020, Lancer Capital funded $5.56 million of the Initial Funding Amount.
The rules of the New York Stock Exchange (“NYSE”) prohibit the issuance to Lancer Capital of more than 1% of our common stock outstanding before the issuance unless stockholder approval of such issuance is obtained. Accordingly, Lancer Capital will purchase additional shares of Series B Preferred Stock (in excess of any Initial Funding Amount), equivalent to its allocable right to participate in the rights offering in an aggregate amount not to exceed the Equity Commitment Amount (the “Allocable Participation Right”). The Series B Preferred stock will not be convertible into our common stock (in excess of 1% of our outstanding common stock) until such stockholder approval is obtained and any other applicable rules and regulations (including those of the Texas Department of Insurance (“TDI”)) limiting or prohibiting Lancer from purchasing or acquiring our common stock are satisfied. Lancer Capital’s Allocable Participation Right includes its basic subscription privilege with respect to its common equity ownership percentage on the record date without giving effect to any issuance of shares of Series B Preferred Stock, plus any exercise of Lancer Capital’s oversubscription privilege. We refer to this arrangement with Lancer Capital to purchase equity securities of the Company in connection with the rights offering as the “Back-stop Arrangement”. The Series B Preferred Stock is intended to be the economic equivalent of common stock, participating on an as-converted basis in all dividends, distributions, merger consideration and all other consideration receivable by holders of common stock, and a means through which the Back-stop Arrangement can be effected prior to the completion of the stockholder vote and the satisfaction of any other regulatory requirements.
Percy Rockdale LLC, MG Capital Management Ltd. and Rio Royal LLC, entities controlled by Michael Gorzynski, a member of our board of directors, have advised the Company that they currently intend to subscribe in the rights offering for at least their respective full basic subscription privilege, although they are under no obligation to do so. Such entities collectively beneficially own approximately 5.8% of our outstanding common stock (on an as-converted basis) as of September 25, 2020. In addition, Jefferies Group LLC (“Jefferies Group”) and certain of its affiliates, including the Dealer Manager (as defined below) for this rights offering, have advised the Company that they currently intend to subscribe in the rights offering for at least their full basic subscription privilege, although they have no obligation to do so. Jefferies Group and such affiliates beneficially own approximately 7.1% of our outstanding common stock (on an as-converted basis) as of September 25, 2020.

Exercising the rights and investing in our common stock involves significant risks.   We urge you to read carefully the section entitled “Risk Factors” beginning on page S-29 of this prospectus supplement and beginning on page 7 of the accompanying prospectus, the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020 and June 30, 2020, and all other information included or incorporated by reference in the prospectus and this prospectus supplement in its entirety before you decide whether to exercise your rights. On or prior to November 9, 2020, we expect to issue our financial results for the quarterly period ended September 30, 2020. See “Summary — Recent Developments.”

The shares of common stock to be issued upon exercise of the rights, like our existing shares of common stock, will be listed for trading on the NYSE under the symbol “HCHC.” Although the rights will be transferrable, we do not intend to list the rights on the NYSE or any other national securities exchange.
None of the Company, our board of directors, any committee thereof, or the Dealer Manager makes any recommendation to stockholders regarding whether they should exercise, sell or let lapse their rights.
If you have any questions or need further information about this rights offering, please contact Okapi Partners LLC, our information agent for this rights offering, at (855) 208-8902 or via email at info@okapipartners.com. It is anticipated that delivery of the shares of common stock purchased in this rights offering will be made on or about November 25, 2020 (the third business day following the expiration date), unless the expiration date is extended.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Dealer Manager
Jefferies
The date of this prospectus supplement is October 7, 2020.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
Unless otherwise stated or the context otherwise requires, the terms “HC2,” the “Company,” “we,” “us” and “our” refer to HC2 Holdings, Inc. and its subsidiaries.
As permitted by the rules and regulations of the SEC, the registration statement of which the accompanying prospectus forms a part includes additional information not contained in this prospectus supplement. You may read the registration statement and the other reports we file with the SEC at the SEC’s website or at the SEC’s offices described below under the heading “Where You Can Find More Information.”
You should rely only on the information included or incorporated by reference in the prospectus and this prospectus supplement. Neither we nor Jefferies LLC (the “Dealer Manager”) has authorized anyone to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We are not making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus supplement or the accompanying prospectus is accurate only as of the date on the front cover of this prospectus supplement or the accompanying prospectus, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, in each case, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or any exercise of the rights. Our business, financial condition, results of operations and prospects may have changed since that date.
You should read this prospectus supplement along with the accompanying prospectus and the documents incorporated by reference carefully before you decide whether to invest. These documents contain important information you should consider when making your investment decision. This prospectus supplement contains information about the securities offered in this offering and may add, update or change information in the accompanying prospectus.
Market data and other statistical information incorporated by reference into this prospectus supplement or the accompanying prospectus are based on independent industry publications, government publications, reports by market research firms and other published independent sources. Some data is also based on our good faith estimates, which we derive from our review of internal surveys and independent sources. Although we believe these sources are reliable, we have not independently verified the information. We neither guarantee its accuracy nor undertake a duty to provide or update such data in the future.
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus may include trademarks, service marks and tradenames owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.
We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus supplement in that jurisdiction. Persons who come into possession of this prospectus supplement in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement applicable to those jurisdictions.
This rights offering is being made directly by us. We have retained Jefferies LLC to act as Dealer Manager in connection with this rights offering. The Dealer Manager will provide financial structuring, marketing and soliciting services in connection with this rights offering and will solicit the exercise of rights. The Dealer Manager is not underwriting this rights offering and has no obligation whatsoever to purchase, or procure purchases of, the rights or the common stock underlying the rights offered hereby. The Dealer Manager makes no recommendation as to whether you should exercise, sell or let lapse your rights. We have retained Computershare Trust Company, N.A. (“Computershare”) to serve as our subscription agent for this rights offering. We have retained Okapi Partners LLC to serve as our information agent for this rights offering.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus contain forward-looking statements. You can generally identify forward-looking statements by our use of forward-looking terminology such as “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “might”, “plan”, “potential”, “predict”, “seek”, or “should”, or the negative thereof or other variations thereon or comparable terminology. In particular, statements about the markets in which we operate, including growth of our various markets, and our expectations, beliefs, plans, strategies, objectives, prospects, assumptions or future events or performance contained in this prospectus supplement, the accompanying prospectus and the incorporated documents are forward-looking statements. In addition, statements contained in this prospectus supplement or the accompanying prospectus relating to the COVID-19 pandemic, the potential impacts of which are inherently uncertain, are forward-looking statements.
We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed in this prospectus supplement or the accompanying prospectus under the heading “Risk Factors” may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements, or could affect the trading price of our common stock on the NYSE. Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include:
•
the extent of the impact of COVID-19 on our business, including the duration, spread, severity and any recurrence of the COVID-19 pandemic, the actions that governments, businesses and individuals take in response to the pandemic, including limiting or banning travel and limitations on the size of gatherings;

•
limitations on our ability to successfully identify any strategic acquisitions or business opportunities and to compete for these opportunities with others who have greater resources;

•
our possible inability to generate sufficient liquidity, margins, earnings per share, cash flow and working capital from our operating segments;

•
the impact of catastrophic events including natural disasters, pandemic illness and the outbreak of war or acts of terrorism;

•
our dependence on distributions from our subsidiaries to fund our operations and payments on our obligations;

•
the impact on our business and financial condition of our substantial indebtedness and the significant additional indebtedness and other financing obligations we may incur;

•
the impact of covenants in the indenture governing our secured notes, the certificates of designation governing our preferred stock and all other subsidiary debt obligations and future financing agreements on our ability to operate our business and finance our pursuit of acquisition opportunities;

•
our dependence on certain key personnel;

•
uncertain global economic conditions in the markets in which our operating segments conduct their businesses;

•
the ability of our operating segments to attract and retain customers;

•
increased competition in the markets in which our operating segments conduct their businesses;

•
our expectations regarding the timing, extent and effectiveness of our cost reduction initiatives and management’s ability to moderate or control discretionary spending;

•
management’s plans, goals, forecasts, expectations, guidance, objectives, strategies and timing for future operations, acquisitions, synergies, asset dispositions, fixed asset and goodwill impairment charges, tax and withholding expense, selling, general and administrative expenses, product plans, performance and results;

S-iii

•
management’s assessment of market factors and competitive developments, including pricing actions and regulatory rulings;

•
the impact of additional material charges associated with our oversight of acquired or target businesses and the integration of our financial reporting;

•
the impact of expending significant resources in considering acquisition targets or business opportunities that are not consummated;

•
our expectations and timing with respect to our ordinary course acquisition activity and whether such acquisitions are accretive or dilutive to stockholders;

•
our expectations and timing with respect to any strategic dispositions and sales of our operating subsidiaries or businesses that we may make in the future and the effect of any such dispositions or sales on our results of operations;

•
the possibility of indemnification claims arising out of divestitures of businesses;

•
tax consequences associated with our acquisition, holding and disposition of target companies and assets;

•
the effect any interests our officers, directors, stockholders and their respective affiliates may have in certain transactions in which we are involved;

•
our ability to effectively increase the size of our organization, if needed, and manage our growth;

•
the potential for, and our ability to, remediate future material weaknesses in our internal controls over financial reporting;

•
our possible inability to raise additional capital when needed or refinance our existing debt, on attractive terms, or at all;

•
our possible inability to hire and retain qualified executive management, sales, technical and other personnel; and

•
other factors beyond our control, including those listed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, “Risk Factors” in our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020 and June 30, 2020, each as incorporated herein by reference and in other filings we may make from time to time with the SEC.

Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the incorporated documents are not guarantees of future performance and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate, may differ materially from such forward-looking statements. In addition, even if our results of operations, financial condition and liquidity, and events in the industry in which we operate, are consistent with such forward-looking statements, they may not be predictive of results or developments in future periods.
Any forward-looking statement that we make in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference speaks only as of the date of such statement. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus supplement.

S-iv

QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING
The following are examples of what we anticipate will be common questions about the rights offering. The answers are based on selected information from this prospectus supplement or the accompanying prospectus and the documents incorporated by reference in this prospectus supplement or the accompanying prospectus. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the rights offering. This prospectus supplement or the accompanying prospectus and the documents incorporated by reference in this prospectus supplement or the accompanying prospectus contain more detailed descriptions of the terms and conditions of the rights offering and provide additional information about us and our business, including potential risks related to the rights offering and the shares of our common stock.
Exercising the rights and investing in our common stock involves significant risks. We urge you to carefully read the section entitled “Risk Factors” beginning on page S- 29 of this prospectus supplement and beginning on page 7 of the accompanying prospectus and the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020 and June 30, 2020, and all other information included or incorporated by reference in the prospectus and this prospectus supplement in its entirety before you decide whether to exercise your rights.
Q:
What is the rights offering?

A:
The rights offering is a distribution of rights on a pro rata basis to our stockholders who hold shares as of 5:00 p.m., New York City time, on October 2, 2020, the record date. “Pro rata” means in proportion to the number of total shares of our common stock and preferred stock (on an as-converted basis) that our stockholders hold on the record date. You will receive one right for every share of our common stock and for every share of common stock issuable upon conversion of the preferred stock. The number of rights to be distributed per share was based upon the number of shares of common stock and preferred stock outstanding on the record date. Stockholders who are entitled to receive less than two rights on a pro rata basis will be distributed two rights in the rights offering.

Lancer Capital will not be permitted to exercise or transfer any rights received by it, or to acquire other rights, in the rights offering, which rights are required to be held unexercised by Lancer Capital until the expiration of the rights offering. In lieu of exercising its rights, Lancer Capital will purchase Series B Preferred Stock in the amount of its Allocable Participation Right pursuant to the Investment Agreement.
Q:
Why are we conducting the rights offering?

A:
The rights offering is the result of a process led by a special committee of our board of directors comprised of independent directors (the “special committee”), which resulted in our announcing on September 9, 2020 plans to raise up to $65 million through the issuance of rights to purchase our common stock. To effect the proposed capital raise, we entered into the Investment Agreement pursuant to which Lancer Capital agreed to the Back-stop Arrangement.

We expect to use the net proceeds from the Initial Funding Amount, the rights offering and the Back-stop Arrangement for general corporate purposes, including debt service and for working capital. Please see “Use of Proceeds.”
Q:
What is a right?

A:
Each right entitles its holder to purchase 0.5462 shares of our common stock at a subscription price of $2.27 per whole share of common stock. Each right carries with it a basic subscription privilege and an oversubscription privilege.

Q:
How was the subscription price of $2.27 per share of common stock determined?

A:
The subscription price is equal to the closing price of our common stock on the trading day prior to our announcement on September 9, 2020 of our plan to proceed with the rights offering and was determined as part of a process led by the special committee, which led to the arms-length negotiation of, and our entry into, the Investment Agreement with Lancer Capital under which Lancer Capital has agreed to the Back-stop Arrangement.
In determining the subscription price for the rights offering, our board of directors, with the advice and input of the special committee, management and advisors, considered a number of factors, including, among others, the likely cost of capital from other sources and general conditions of the securities markets, the price at which our stockholders might be willing to participate in the rights offering, historical and current trading prices for our common stock, our need for liquidity and capital and the desire to provide an opportunity to our stockholders to participate in the rights offering on a pro rata basis. In conjunction with its review of these factors, our board of directors also reviewed a range of subscription prices in various prior rights offerings of public companies. On October 6, 2020, the last trading day before the date of this prospectus supplement, the closing price of our common stock on the NYSE was $2.47 per share.
The subscription price does not necessarily reflect the book value of our assets or our past operations, cash flows, losses, financial condition, net worth or any other established criteria used to value securities. You should not consider the subscription price to be an indication of the fair value of the common stock.
Q:
What is the basic subscription privilege?

A:
The basic subscription privilege of each right entitles you to purchase 0.5462 shares at a subscription price of $2.27 per whole share.

Q:
What is the oversubscription privilege?

A:
The oversubscription privilege of each right entitles you, if you fully exercise your basic subscription privilege, to subscribe for additional shares of our common stock at the same $2.27 subscription price per share up to that number of shares of common stock that are offered in the rights offering but are not purchased by the other rights holders under their basic subscription privilege.

Q:
What are the limitations of the oversubscription privilege?

A:
We will be able to satisfy your exercise of the oversubscription privilege only if other rights holders do not fully exercise their basic subscription privileges. If sufficient shares of our common stock are available, we will honor the oversubscription requests in full. If oversubscription requests exceed the number of shares which are available, we will allocate the available shares pro rata among those rights holders who oversubscribed based on the number of shares each rights holder subscribed for under the basic subscription privilege. Only record date stockholders who exercise in full all rights issued to them are entitled to exercise the oversubscription privilege. You may not exercise your oversubscription privilege if you transfer all or a portion of your rights.

Lancer Capital will not be permitted to exercise or transfer any rights received by it, or to acquire other rights, in the rights offering, which rights are required to be held unexercised by Lancer Capital until the expiration of the rights offering. In lieu of exercising its rights, Lancer Capital will purchase Series B Preferred Stock in the amount of its Allocable Participation Right pursuant to the Investment Agreement. As further described below, you may need approval of TDI if you acquire 10% or more of our outstanding common stock.
Q:
Will fractional shares be issued upon exercise of the rights?

A:
No. We will not issue fractional shares of common stock in the rights offering. Any fractional shares of our common stock created by the exercise of the rights will be rounded down to the nearest whole share. Any excess subscription payments received by the subscription agent in respect of fractional shares will be returned promptly after the expiration of the rights offering, in the manner in which made, without interest or deduction.

Q:
What is Lancer Capital’s Back-stop Arrangement?

A:
The rules of the NYSE prohibit the issuance to Lancer Capital of more than 1% of our common stock outstanding before the issuance unless stockholder approval of such issuance is obtained. Accordingly,

Lancer Capital will purchase additional shares of Series B Preferred Stock (in excess of any Initial Funding Amount), equivalent to its Allocable Participation Right. The Series B Preferred stock will not be convertible into our common stock (in excess of 1% of our outstanding common stock) until such stockholder approval is obtained and any other applicable rules and regulations (including those of the TDI) limiting or prohibiting Lancer Capital from purchasing or acquiring our common stock are satisfied. The Series B Preferred Stock is intended to be the economic equivalent of common stock, participating on an as-converted basis in all dividends, distributions, merger consideration and all other consideration receivable by holders of common stock, and a means through which the Back-stop Arrangement can be effected prior to the completion of such stockholder vote and the satisfaction of any other regulatory requirements.
Lancer Capital has received approval from TDI to purchase up to 25% of our outstanding common stock. We have been informed that Lancer Capital intends to file a Form A (Acquisition of Control Statement) with TDI in respect of CGI, a Texas domiciled insurance company and an indirect, wholly owned subsidiary of the Company. Lancer Capital previously obtained a Disclaimer of Control from TDI that permitted Lancer Capital to acquire beneficial ownership of up to 25% of our outstanding common stock. There can be no assurance that Lancer Capital will receive Form A approval from TDI and, if it does, any conditions that may be placed thereon. If Lancer Capital receives Form A approval from TDI, from an insurance regulatory perspective, Lancer Capital and Mr. Glazer would be permitted to exceed 25% beneficial ownership of our outstanding common stock. Notwithstanding such Form A approval, Lancer Capital would remain subject to the standstill provisions in the Investment Agreement (as described below). If Lancer Capital does not receive Form A approval, it is our understanding that Lancer Capital and Mr. Glazer will not be permitted to have beneficial ownership in excess of 25% of our outstanding common stock for so long as we continue to own CGI.
Q:
How will the rights offering and the Investment Agreement affect Lancer Capital’s ownership of our common stock?

A:
As further described below, the maximum amount of our common stock that Lancer Capital could own immediately following the completion of the rights offering, assuming its Allocable Participation Right equals the Equity Commitment Amount and all shares of the Series B Preferred Stock and convertible notes held by Lancer Capital are converted into our common stock (notwithstanding any rules and regulations (including those of the TDI) limiting or prohibiting Lancer Capital from purchasing or acquiring our common stock), is 28.9% of our outstanding common stock (on an as-converted basis).

Lancer Capital is currently prohibited by TDI from purchasing more than 25% of the outstanding common stock of the Company. We have been informed that Lancer Capital intends to file a Form A (Acquisition of Control Statement) with TDI in respect of CGI. Lancer Capital previously obtained a Disclaimer of Control from TDI that permitted Lancer Capital to acquire beneficial ownership of up to 25% of our outstanding common stock. There can be no assurance that Lancer Capital will receive Form A approval from TDI and, if it does, any conditions that may be placed thereon. If Lancer Capital receives Form A approval from TDI, from an insurance regulatory perspective, Lancer Capital and Mr. Glazer would be permitted to exceed 25% beneficial ownership of our outstanding common stock. Notwithstanding such Form A approval, Lancer Capital would remain subject to the standstill provisions in the Investment Agreement (as described below). If Lancer Capital does not receive Form A approval, it is our understanding that Lancer Capital and Mr. Glazer will not be permitted to have beneficial ownership in excess of 25% of our outstanding common stock for so long as we continue to own CGI.
The Investment Agreement includes customary standstill provisions that restrict the ability of Lancer Capital and its affiliates and associates (collectively, the “Lancer Entities”) from, among other things, acquiring (i) our equity securities that would result in the Lancer Entities having beneficial ownership of more than 33% of our then-outstanding common stock, (ii) equity securities of our subsidiaries or (iii) any debt securities or indebtedness of us or our subsidiaries, until the first anniversary of the execution of the Investment Agreement (the “Standstill Period”). Any acquiror of a block of greater than 9.9% of our common stock beneficially owned by the Lancer Entities (and any subsequent acquiror of such a block) will be required during the Standstill Period to be bound by the same standstill provisions.
Beneficial Ownership of Fully Diluted Common Stock
The following table depicts the pro forma effect of the Proposals (as defined below) on the ownership of our fully diluted common stock, including our preferred stock, warrants, outstanding options and convertible notes, as of September 25, 2020. The table assumes that (i) the Authorized Shares Proposal is approved and the number of authorized shares of Common Stock is increased to 250 million shares and (ii) the Rights Offering Proposal is approved.
			Pro Forma for the Proposals1
			Minimum Lancer Capital Participation2		Maximum Lancer Capital Participation3
	No. of Shares	Percentage of Common Stock (fully diluted)	No. of Shares	Percentage of Common Stock (fully diluted)	No. of Shares	Percentage of Common Stock (fully diluted)
Existing Common Stockholders4	47,303,687	63.6%	75,938,048	75.5%	62,722,189	71.8%
Series A Preferred Stockholders	3,057,626	4.1%	3,057,626	3.0%	3,057,626	3.5%
Series A-2 Preferred Stockholders	2,065,171	2.8%	2,065,171	2.1%	2,065,171	2.4%
Series B Preferred Stockholders5	2,449,339	3.3%	—	—%	—	—%
Holders of Warrants6	2,229,314	3.0%	2,229,314	2.2%	2,229,314	2.6%
Holders of Outstanding Options7	4,739,858	6.4%	4,739,858	4.7%	4,739,858	5.4%
Holders of Convertible Notes8	12,557,078	16.9%	12,557,078	12.5%	12,557,078	14.4%
Total	74,402,073	100.0%	100,587,095	100.0%	87,371,236	100.0%

1
This pro forma does not reflect any anti-dilution adjustments to the Company’s convertible notes, Series A Preferred Stock, Series A-2 Preferred Stock, warrants or options that may be made in connection with the rights offering.

2
Assumes that (i) Lancer Capital does not backstop any portion of the rights offering in excess of the $5.56 million funded to date under the Investment Agreement; (ii) 5,190 shares of Series B Preferred Stock held by Lancer Capital as of September 25, 2020 are converted into common stock; (iii) 370 shares of Series B Preferred Stock held by Lancer Capital as of September 25, 2020 are not converted into common stock given that converting such shares under this scenario would exceed Lancer Capital’s Allocable Participation Right; and (iv) our stockholders fully subscribe to the rights offering for their basic subscription privilege.

3
Assumes that (i) Lancer Capital backstops the rights offering to the fullest extent by funding its entire Equity Commitment Amount; (ii) the 35,000 shares of Series B Preferred Stock held by Lancer Capital under this scenario are converted into common stock (notwithstanding any rules and regulations (including those of the TDI) limiting or prohibiting Lancer Capital from purchasing or acquiring our common stock); (iii) none of our stockholders (other than Lancer Capital) subscribe to the rights offering; and (iv) the Company does not exercise its redemption right under the Investment Agreement.

4
Includes outstanding common stock and restricted stock awards held by Mr. Glazer and Mr. Gorzynski. Excludes common stock underlying options, warrants, convertible notes and Preferred Stock.

5
Reflects the 5,560 shares of Series B Preferred Stock held by Lancer Capital as of September 25, 2020, on an as-converted basis.

6
Reflects an exercise price of $6.35.

7
Reflects a range of exercise prices from $2.62 to $8.25. Excludes 2,276,582 options that are scheduled to expire on October 8, 2020.

8
Reflects a conversion price of $4.38.

The above amounts include, in the respective categories of the Company’s securities, the securities owned by Lancer Capital and the officers and directors of the Company.
The following table depicts the pro forma effect of the Proposals on our fully diluted common stock beneficially owned by Lancer Capital and the officers and directors of the Company, as of September 25, 2020.
			Pro Forma for the Proposals9
			Minimum Lancer Capital Participation10		Maximum Lancer Capital Participation11
	No. of Shares	Percentage of Common Stock (fully diluted)	No. of Shares	Percentage of Common Stock (fully diluted)	No. of Shares	Percentage of Common Stock (fully diluted)
Lancer Capital12	7,091,574	9.5%	6,928,417	6.9%	20,060,737	23.0%
Officers and Directors of the Company13	11,681,845	15.7%	11,518,688	11.5%	24,651,008	28.2%
Ownership of Voting Securities
The following table depicts the pro forma effect of the Proposals on the ownership of our voting securities as of September 25, 2020. The table assumes that (i) the Authorized Shares Proposal is approved and the number of authorized shares of common stock is increased to 250 million shares and (ii) the Rights Offering Proposal is approved.

9
This pro forma does not reflect any anti-dilution adjustments to the Company’s Series A Preferred Stock or Series A-2 Preferred Stock, warrants, options and convertible notes that may be made in connection with the rights offering.

10
Assumes that (i) Lancer Capital does not backstop any portion of the rights offering in excess of the $5.56 million funded to date under the Investment Agreement; (ii) 5,190 shares of Series B Preferred Stock held by Lancer Capital as of September 25, 2020 are converted into common stock; (iii) 370 shares of Series B Preferred Stock held by Lancer Capital as of September 25, 2020 are not converted into common stock given that converting such shares under this scenario would exceed Lancer Capital’s Allocable Participation Right; and (iv) our stockholders fully subscribe to the rights offering for their basic subscription privilege.

11
Assumes that (i) Lancer Capital backstops the rights offering to the fullest extent by funding its entire Equity Commitment Amount; (ii) the 35,000 shares of Series B Preferred Stock held by Lancer Capital under this scenario are converted into common stock (notwithstanding any rules and regulations (including those of the TDI) limiting or prohibiting Lancer Capital from purchasing or acquiring our common stock); (iii) none of our stockholders (other than Lancer Capital) subscribe to the rights offering; and (iv) the Company does not exercise its redemption right under the Investment Agreement.

12
Reflects (i) the outstanding shares of common stock and common stock underlying convertible notes and preferred stock beneficially owned by Lancer Capital and (ii) restricted stock awards held by Mr. Glazer.

13
Reflects (i) the outstanding shares of common stock and common stock underlying convertible notes,options, warrants and preferred stock beneficially owned by the officers and directors of the Company, including such shares of common stock beneficially owned by Lancer Capital and (ii) restricted stock awards held by Mr. Glazer and Mr. Gorzynski.

			Pro Forma for the Proposals14
			Minimum Lancer Capital Participation15		Maximum Lancer Capital Participation16
	No. of Shares	Percentage of Voting Securities	No. of Shares	Percentage of Voting Securities	No. of Shares	Percentage of Voting Securities
Existing Common Stockholders17	47,303,687	90.2%	75,938,048	93.7%	62,722,189	92.5%
Series A Preferred Stockholders	3,057,626	5.8%	3,057,626	3.8%	3,057,626	4.5%
Series A-2 Preferred Stockholders	2,065,171	3.9%	2,065,171	2.5%	2,065,171	3.0%
Total	52,426,484	100.00%	81,060,845	100.00%	67,844,986	100.00%
The above amounts include, in the respective categories of the Company’s voting securities, the securities owned by Lancer Capital and the officers and directors of the Company.
The following table depicts the pro forma effect of the Proposals on our voting securities owned by Lancer Capital and the officers and directors of the Company, as of September 25, 2020.

14
This pro forma does not reflect any anti-dilution adjustments to the Company’s Series A Preferred Stock or Series A-2 Preferred Stock, warrants, options and convertible notes that may be made in connection with the rights offering.

15
Assumes that (i) Lancer Capital does not backstop any portion of the rights offering in excess of the $5.56 million funded to date under the Investment Agreement; (ii) 5,190 shares of Series B Preferred Stock held by Lancer Capital as of September 25, 2020 are converted into common stock; (iii) 370 shares of Series B Preferred Stock held by Lancer Capital as of September 25, 2020 are not converted into common stock given that converting such shares under this scenario would exceed Lancer Capital’s Allocable Participation Right; and (iv) our stockholders fully subscribe to the rights offering for their basic subscription privilege.

16
Assumes that (i) Lancer Capital backstops the rights offering to the fullest extent by funding its entire Equity Commitment Amount; (ii) the 35,000 shares of Series B Preferred Stock held by Lancer Capital under this scenario are converted into common stock (notwithstanding any rules and regulations (including those of the TDI) limiting or prohibiting Lancer Capital from purchasing or acquiring our common stock); (iii) none of our stockholders (other than Lancer Capital) subscribe to the rights offering; and (iv) the Company does not exercise its redemption right under the Investment Agreement.

17
Includes outstanding common stock and restricted stock awards held by Mr. Glazer and Mr. Gorzynski. Excludes common stock underlying Series A Preferred Stock and Series A-2 Preferred Stock.

			Pro Forma for the Proposals18
			Minimum Lancer Capital Participation19		Maximum Lancer Capital Participation20
	No. of Shares	Percentage of Voting Securities	No. of Shares	Percentage of Voting Securities	No. of Shares	Percentage of Voting Securities
Lancer Capital21	4,185,614	8.0%	6,471,796	8.0%	19,604,116	28.9%
Officers and Directors of the Company22	8,543,157	12.7%	10,829,339	11.6%	23,961,659	29.8%

Q:
Do I need to obtain approval from TDI if the exercise of my rights will result in the ownership of 10% or more of the Company’s common stock?

A:
Yes. One of our subsidiaries, CGI, a Texas domiciled insurance company and an indirect, wholly owned subsidiary of the Company, is regulated by TDI. Under applicable Texas law, no person can, directly or indirectly, own, control, hold with the power to vote, or hold proxies representing 10% or more of the voting securities of CGI without the written approval of TDI. Accordingly, unless prior approval is granted, any stockholder owning 10% or more of our outstanding common stock after giving effect to such stockholder’s purchase under the basic subscription privilege and the oversubscription privilege must notify TDI of such acquisition and also file with TDI an application for approval of the acquisition. If TDI determines that any person has acquired 10% or more of our outstanding common stock without obtaining its approval, it may order that person to cease the acquisition and divest itself of any shares of our common stock which may have been acquired in violation of the applicable Texas law.

18
This pro forma does not reflect any anti-dilution adjustments to the Company’s Series A Preferred Stock or Series A-2 Preferred Stock that may be made in connection with the rights offering.

19
Assumes that (i) Lancer Capital does not backstop any portion of the rights offering in excess of the $5.56 million funded to date under the Investment Agreement; (ii) 5,190 shares of Series B Preferred Stock held by Lancer Capital as of September 25, 2020 are converted into common stock; (iii) 370 shares of Series B Preferred Stock held by Lancer Capital as of September 25, 2020 are not converted into common stock given that converting such shares under this scenario would exceed Lancer Capital’s Allocable Participation Right; and (iv) our stockholders fully subscribe to the rights offering for their basic subscription privilege.

20
Assumes that (i) Lancer Capital backstops the rights offering to the fullest extent by funding its entire Equity Commitment Amount; (ii) the 35,000 shares of Series B Preferred Stock held by Lancer Capital under this scenario are converted into common stock (notwithstanding any rules and regulations (including those of the TDI) limiting or prohibiting Lancer Capital from purchasing or acquiring our common stock); (iii) none of our stockholders (other than Lancer Capital) subscribe to the rights offering; and (iv) the Company does not exercise its redemption right under the Investment Agreement.

21
The 4,185,614 share figure reflects (i) the shares of outstanding common stock owned by Lancer Capital and (ii) restricted stock awards held by Mr. Glazer, but does not include, on an as-converted basis, the 5,560 shares of Series B Preferred Stock or the convertible notes owned by Lancer Capital as of September 25, 2020. However, (i) the share number in the “Minimum Lancer Capital Participation” scenario includes, on an as-converted basis, 5,190 shares of Series B Preferred Stock owned by Lancer Capital as of September 25, 2020 and (ii) the share number in the “Maximum Lancer Capital Participation” scenario includes, on an as-converted basis, the full 5,560 shares of Series B Preferred Stock owned by Lancer Capital as of September 25, 2020. The share numbers under each of the pro forma scenarios do not include, on an as-converted basis, the convertible notes owned by Lancer Capital as of September 25, 2020.

22
Reflects (i) voting securities owned by the officers and directors of the Company, including such voting securities owned by Lancer Capital and (ii) restricted stock awards held by Mr. Glazer and Mr. Gorzynski.

Q:
Has our board of directors, the special committee, the Company or the Dealer Manager made a recommendation to our stockholders whether to exercise, sell or let lapse their rights in the rights offering?

A:
No. None of the Company, our board of directors, the special committee, or the Dealer Manager has, or will, make any recommendation to stockholders whether to exercise, sell or let lapse their rights in the rights offering. You should make an independent investment decision about whether or not to exercise, sell or let lapse your rights based on your own assessment of our business and the rights offering. Stockholders who exercise rights risk the loss of their investment.

Q:
Will the directors and executive officers participate in this rights offering?

A:
To the extent they hold common stock as of 5:00 p.m., New York City time, on the record date, our directors and executive officers are entitled to participate in this rights offering on the same terms and conditions applicable to all rights holders. While some or all of our directors and executive officers may participate in this rights offering and have indicated an intention participate as described above, they are not required to do so.

Q:
How do I exercise my rights?

A:
If you wish to participate in the rights offering, you must take the following steps, unless your shares are held by a broker, dealer or other nominee:

•
deliver payment to the subscription agent using the method outlined in this prospectus supplement or the accompanying prospectus; and

•
deliver a properly completed rights certificate to the subscription agent before 5:00 p.m., New York City time, on November 20, 2020, unless the expiration date is extended, including to provide additional time for our stockholders to approve the Authorized Shares Proposal.

Please note that if you hold your shares in “street name” through a broker, dealer, or other nominee who uses the services of the Depository Trust Company (“DTC”), DTC must receive the subscription instructions and payment for the new shares before 2:15 p.m., New York City time, on the expiration date. See “The Rights Offering — Procedures for DTC Participants.”
If you send a payment that is insufficient to purchase the number of shares of common stock you requested, or if the number of shares of common stock you requested is not specified in the forms, the payment received will be applied to exercise your subscription right to the fullest extent possible. If the payment exceeds the subscription price for the full exercise of the rights (to the extent specified by you), the excess will be refunded to you, in the manner in which made. You will not receive interest on any payments refunded to you.
Q:
What should I do if I want to participate in the rights offering, but my shares are held in the name of my broker, dealer, or other nominee?

A:
If you hold your shares of our common stock in “street name” through a broker, dealer or other nominee, then your broker, dealer or other nominee is the record holder of the shares you own. The record holder must exercise the rights on your behalf for the shares of common stock you wish to purchase.

If you wish to participate in the rights offering and purchase shares of common stock, please promptly contact the record holder of your shares. We will ask your broker, dealer, or other nominee to notify you of the rights offering. Please note that if you hold your shares in “street name” through a broker, dealer, or other nominee who uses the services of DTC, DTC must receive the subscription instructions and payment for the new shares before 2:15 p.m., New York City time, on the expiration date. See “The Rights Offering — Procedures for DTC Participants.”

Q:
Will I be charged a sales commission or a fee if I exercise my rights?

A:
No. We will not charge a brokerage commission or a fee to rights holders for exercising their rights. However, if you exercise your rights through a broker or nominee, you will be responsible for any fees charged by your broker or nominee. If you sell your rights, you will be responsible for any fees arising from the sale.

Q:
Are there any conditions to my right to exercise my rights?

A:
Yes. Your right to exercise your rights is subject to the conditions described under “The Rights Offering — Conditions to the Rights Offering.”

Q:
May I participate in this rights offering if I sell my common stock after the record date?

A:
Our common stock began trading with due bills at the opening of business on October 1, 2020. The record date for this rights offering is October 2, 2020. If you own common stock as of 5:00 p.m., New York City time, on the record date, you will receive rights and may participate in this rights offering even if you subsequently sell your common stock, provided that you sell your common stock after the opening of business on October 8, 2020, the ex-dividend trading date for our common stock.

Q:
How soon must I act to exercise my rights?

A:
The rights may be exercised beginning on the date of this prospectus supplement through the expiration date, which is November 20, 2020, as of 5:00 p.m., New York City time, unless extended by us. We may extend the expiration date if stockholder approval of the Authorized Shares Proposal is not obtained on or prior to the previously scheduled expiration date. Please note that if you hold your shares in “street name” through a broker, dealer, or other nominee who uses the services of DTC, DTC must receive the subscription instructions and payment for the new shares before 2:15 p.m., New York City time, on the expiration date. See “The Rights Offering — Procedures for DTC Participants.” If you elect to exercise any rights, the subscription agent must actually receive all required documents and payments from you or your broker or nominee at or before the expiration date. We have the option of extending the expiration date of the subscription period in our sole discretion.

Q:
When will I receive my rights certificate?

A:
As promptly as reasonably practicable after the date of this prospectus supplement, the subscription agent will send a rights certificate to each registered holder of our common stock as of 5:00 p.m., New York City time, on the record date, based on our stockholder registry maintained at the transfer agent for our common stock. If you hold your shares of common stock through a brokerage account, bank or other nominee, you will not receive an actual rights certificate. Instead, as described in this prospectus supplement, you must instruct your broker, bank or nominee whether or not to exercise rights on your behalf. If you wish to obtain a separate rights certificate, you should promptly contact your broker, bank or other nominee and request a separate rights certificate.

Q:
May I transfer my rights if I do not want to purchase any shares?

A:
Yes. Although the rights are transferrable, we do not intend to list the rights on the NYSE or any other national securities exchange. Therefore, the rights will effectively only be able to be transferred in private transactions. You may transfer or sell your rights during the course of the subscription period (unless you exercise your rights). If you hold your shares of our common stock in “ street name” through a broker, dealer or other nominee, then you should contact your broker, dealer or other nominee for instructions on how to sell your rights. The rights are a new issue of securities, however, and do not have an established trading market. We cannot give you any assurance that a market for the rights will develop or, if a market does develop, as to how long it will continue or at what prices the rights will trade. Therefore, we cannot assure you that you will be able to sell any of your rights or as to the value you may receive in a sale. The absence of a trading market or liquidity for the rights may adversely affect their value. The subscription agent will only facilitate transfers of the subscription rights until 5:00 p.m., New York City time, on November 17, 2020, three business days prior to November 20, 2020, the scheduled expiration date (or if the rights offering is extended, on or before three business days prior to the extended expiration date). We may extend the expiration date if stockholder approval of the Authorized Shares Proposal is not obtained on or prior to the previously scheduled expiration date.
Lancer Capital will not be permitted to exercise or transfer any rights received by it, or to acquire other rights, in the rights offering, which rights are required to be held unexercised by Lancer Capital until the expiration of the rights offering. In lieu of exercising its rights, Lancer Capital will purchase Series B Preferred Stock in the amount of its Allocable Participation Right pursuant to the Investment Agreement.
Q:
How may I sell my rights?

A:
You may try to sell your rights through normal investment channels. However, we do not intend to list the rights on the NYSE or any other national securities exchange. Therefore, the rights will effectively only be able to be sold in private transactions. You may sell your rights during the course of the subscription period (unless you exercise your rights). If you hold your shares of our common stock in “street name” through a broker, dealer or other nominee, then you should contact your broker, dealer or other nominee for instructions on how to sell your rights. The rights are a new issue of securities, however, and do not have an established trading market. We cannot give you any assurance that a market for the rights will develop or, if a market does develop, as to how long it will continue or at what prices the rights will trade. Therefore, we cannot assure you that you will be able to sell any of your rights or as to the value you may receive in a sale. The absence of a trading market or liquidity for the rights may adversely affect their value. As described above, Lancer Capital will not be permitted to sell its rights.

Q:
Will I be able to trade my rights on the NYSE?

A:
No.

Q:
Am I required to subscribe in the rights offering?

A:
No.

Q:
Am I required to exercise any or all of the rights I receive in the rights offering?

A:
No. You may exercise any number of your rights, or you may choose not to exercise any rights. If you do not exercise any rights, the number of shares of our common stock that you own will not change.

Q:
Is the Company requiring a minimum subscription to complete the rights offering?

A:
No.

Q:
Can the board of directors cancel, terminate, amend or extend the rights offering?

A:
Yes. Our board of directors may decide to cancel or terminate the rights offering at any time before the expiration of the rights offering and for any reason. If the board of directors cancels or terminates the rights offering, we will issue a press release notifying stockholders of the cancellation or termination, and any money received from subscribing stockholders will be promptly returned, without interest or deduction.

We may amend the terms of the rights offering or extend the subscription period of the rights offering.
Q:
Will my percentage ownership interest in the Company be diluted by the rights offering and the Back-stop Arrangement?

A:
Your ownership interest will be diluted to the extent that you do not exercise your rights.

As a result of this rights offering and giving effect to the Back-stop Arrangement, to the extent you do not exercise your rights, you will lose any value represented by your unexercised rights and the percentage that your original shares of common stock represent of our increased equity will be diluted.

Q:
If I exercise rights in the rights offering, may I cancel or change my decision?

A:
No. Unless our board of directors cancels or terminates the rights offering, all exercises of rights are irrevocable. You should not exercise your rights unless you are certain that you wish to purchase shares of common stock at a price of $2.27 per share. See “Summary — Recent Developments” and “Risk Factors — Risks Related to the Rights Offering — There may be material developments regarding us during the subscription period. In considering whether to exercise your rights, you should consider that all exercises of rights are irrevocable, even if you subsequently learn information about us that you consider to be unfavorable.”

Q:
How much money will the Company receive from the rights offering?

A:
Assuming the rights offering is fully subscribed, we expect to receive aggregate net proceeds from this offering of approximately $63.3 million, after deducting estimated offering expenses incurred by us relating to the rights offering. Assuming the rights offering is not fully subscribed, we expect to receive (after giving effect to the Initial Funding Amount and the Back-stop Arrangement) minimum aggregate net proceeds of approximately $33.3 million, after deducting estimated offering expenses incurred by us relating to the rights offering.

See the section of this prospectus supplement entitled “Use of Proceeds.”
Q:
Are there risks in exercising my rights?

A:
Yes. The exercise of your rights involves risks. Exercising your rights means buying shares of our common stock, and should be considered as carefully as you would consider any other equity investment.

We urge you to carefully read the section entitled “Risk Factors” beginning on page S- 29 of this prospectus supplement and beginning on page 7 of the accompanying prospectus and the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020 and June 30, 2020, and all other information included or incorporated by reference in the prospectus and this prospectus supplement in its entirety before you decide whether to exercise your rights.
Q:
How many shares of common stock will be outstanding immediately after the rights offering?

A:
As of September 25, 2020, we had 48,413,438 issued and 47,303,687 outstanding shares of common stock.

Assuming that the rights offering is fully subscribed and assuming conversion of all outstanding Series B Preferred Stock into our common stock, we will have 77,047,799 issued and 75,938,048 outstanding shares of common stock following the closing of the rights offering.
Q:
If the rights offering is not completed, will my subscription payment be refunded to me?

A:
Yes. The subscription agent will hold all funds it receives in a segregated bank account until completion of the rights offering. If the rights offering is not completed, we will promptly instruct the subscription agent to return your payment in full. If you own shares in “street name,” it may take longer for you to receive payment because the subscription agent will send the refund payment through DTC, which will allocate the funds to your bank or broker. Any funds returned will be returned without interest or deduction.

Q:
How do I exercise my rights if I live outside the United States?

A:
If you are a rights holder whose address is outside the United States, the subscription agent will not mail rights certificates to you, and your rights certificates will be held by the subscription agent for your account until any instructions are received to exercise your rights. If you are a rights holder whose address is outside the United States, to exercise your rights, you must notify the subscription agent on or prior to 11:00 a.m., New York City time, on November 13, 2020, which is five business days prior to the expiration date for the rights offering, unless extended by us, and, if we so request, must establish to our satisfaction that they are permitted to exercise their rights under applicable law. We may extend the expiration date if stockholder approval of the Authorized Shares Proposal is not obtained on or prior to the previously scheduled expiration date. Any questions related to exercising rights should be directed to the subscription agent. If you do not follow these procedures prior to the expiration of the rights offering, your rights will expire. We will decide all questions concerning the timeliness, validity, form and eligibility of the exercise of your rights and any such determinations by us will be final and binding.
This rights offering is not being made in any state or other jurisdiction in which it would be unlawful to do so, nor are we selling to you, or accepting any offers from you to purchase, shares of common stock if you are a resident of any such state or other jurisdiction. If necessary, we may delay commencement of the rights offering in certain states or other jurisdictions in order to comply with the securities law requirements of those states or other jurisdictions. In addition, in certain circumstances, in order to comply with applicable state securities laws, we may not be able to honor all rights even if we have shares of common stock available. We do not anticipate that there will be any changes in the rights offering, and we may, in our sole discretion, decline to make modifications to the terms of the rights offering requested by regulators in states or other jurisdictions, in which case stockholders who live in those states or other jurisdictions will not be eligible to participate in the rights offering.
Q:
What are the U.S. federal income tax considerations applicable to U.S. holders of receiving or exercising rights?

A:
Although the authorities governing transactions such as the rights offering are complex and unclear in certain respects, we believe and intend to take the position that the distribution of rights to U.S. holders should generally be treated, for U.S. federal income tax purposes, as a distribution that is fully or partially taxable under Section 305(b) of the Internal Revenue Code of 1986, as amended (the “Code”). We anticipate (but can provide no assurances) that the rights distribution will not be made out of current or accumulated earnings and profits, and as such anticipate that no part of the rights distribution should be treated as a dividend for U.S. federal income tax purposes; any distribution not made out of our current or accumulated earnings and profits would instead be treated first as a tax-free return of your basis in our common stock and thereafter as gain from the sale or exchange of such your common stock. For a more detailed discussion, see “United States Federal Income Tax Considerations.” You should consult your tax advisor as to the particular considerations applicable to you of the rights offering.

Q:
To whom should I send my forms and payment?

A:
If you wish to participate in this rights offering, you must take the following steps, unless your shares are held by a broker, bank or other nominee:

•
deliver payment to the subscription agent using the method outlined in this prospectus supplement under “The Rights Offering — Method of Payment”; and

•
deliver a properly completed rights certificate to the subscription agent at or before 5:00 p.m., New York City time, on November 20, 2020, unless the expiration date is extended, including to provide additional time for our stockholders to approve the Authorized Shares Proposal.

If you are the record holder, then you should send your subscription documents and rights certificate by first class mail, express mail, courier or other expedited service to:
By first class mail:
Computershare Trust Company, N.A.
Attn: Corporate Actions Voluntary Offer
P.O. Box 43011
Providence, RI 02940-3011
By express mail, courier or other expedited service:
Computershare Trust Company, N.A.
Attn: Corporate Actions Voluntary Offer
150 Royall Street, Suite V
Canton, MA 02021

If you hold your shares of common stock in “street name” through a brokerage account, bank, or other nominee, you will not receive a physical rights certificate. Instead, you must instruct your broker, bank, or nominee whether or not to exercise rights on your behalf. If you wish to obtain a separate rights certificate, you should promptly contact your broker, bank, or other nominee and request a separate rights certificate. It is not necessary to have a physical rights certificate to elect to exercise your rights if your shares are held by a broker, bank, or other nominee. Please note that if you hold your shares in “street name” through a broker, dealer, or other nominee who uses the services of DTC, DTC must receive the subscription instructions and payment for the new shares before 2:15 p.m., New York City time, on the expiration date. See “The Rights Offering — Procedures for DTC Participants.”
You are solely responsible for completing delivery to the subscription agent of your subscription documents, rights certificate, and payment. We urge you to allow sufficient time for delivery of your subscription materials to the subscription agent.
Q:
Who is the dealer manager?

A:
Jefferies LLC will act as the Dealer Manager for this rights offering. Under the terms and subject to the conditions contained in the dealer manager agreement, the Dealer Manager will solicit the exercise of rights. We have agreed to pay the Dealer Manager certain fees for acting as dealer manager and to reimburse the Dealer Manager for certain fees and expenses incurred in connection with this rights offering. The Dealer Manager is not underwriting or placing any of the rights being issued in this rights offering.

Q:
What should I do if I have other questions?

A:
If you have questions or need assistance, please contact the information agent, at:

Okapi Partners LLC
1212 Avenue of the Americas
New York, New York 10036
Toll Free: (855) 208-8902
Email: info@okapipartners.com
For a more complete description of the rights offering, see “The Rights Offering” included elsewhere in this prospectus supplement.

PROSPECTUS SUMMARY
This summary highlights important features of this offering and the information included or incorporated by reference in the prospectus and this prospectus supplement. This summary does not contain all of the information that you should consider before investing in our shares of common stock. You should read the entire prospectus and any documents incorporated by reference carefully.
Exercising the rights and investing in our shares of common stock involves significant risks. We urge you to carefully read the section entitled “Risk Factors” beginning on page S- 29 of this prospectus supplement and beginning on page 7 of the accompanying prospectus and the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020 and June 30, 2020, and all other information included or incorporated by reference in the prospectus and this prospectus supplement in its entirety before you decide whether to exercise your rights.
The Company
We are a diversified holding company with principal operations conducted through seven operating platforms or reportable segments: Construction, Energy, Telecommunications, Insurance, Life Sciences, Broadcasting and Other.
Construction Segment
Our Construction segment is comprised of DBM Global Inc. (“DBMG”) and its wholly-owned subsidiaries. DBMG is a fully integrated Industrial Construction, Structural Steel and Facility Maintenance provider who provides 3D Building Information Modeling, detailing, fabrication and erection of structural steel and heavy steel plate, heavy mechanical and facility maintenance services. DBMG provides these services on commercial, industrial and infrastructure construction projects such as high- and low-rise buildings and office complexes, hotels and casinos, convention centers, sports arenas and stadiums, shopping malls, hospitals, dams, bridges, mines, metal processing, refineries, pulp and paper mills and power plants. DBMG also fabricates trusses and girders and specializes in the fabrication and erection of large-diameter water pipe and water storage tanks. Through its Aitken business, DBMG manufactures pollution control scrubbers, tunnel liners, pressure vessels, strainers, filters, separators and a variety of customized products. Through its most recent acquisition, GrayWolf Industrial, DBMG also provides heavy mechanical, maintenance, repair and installation services to a diverse set of end markets, including power, petrochemical, pulp and paper and refinery.
Energy Segment
Our Energy segment is comprised of Beyond6 (formerly named American Natural Energy, Inc.) (“Beyond6”). Beyond6 is a distributor of natural gas motor fuel. Beyond6 designs, builds, owns, acquires, operates and maintains compressed natural gas fueling stations for transportation vehicles.
Telecommunications Segment
Our Telecommunications segment is comprised of PTGi International Carrier Services, Inc. (“ICS”). ICS operates a telecommunications business including a network of direct routes and provides premium voice communication services for national telecommunications operators, mobile operators, wholesale carriers, prepaid operators, voice over internet protocol service operators and internet service providers. ICS provides a quality service via direct routes and by forming strong relationships with carefully selected partners.
Insurance Segment
Our Insurance segment is comprised of Continental Insurance Group Ltd. and its wholly owned subsidiary CGI. CGI provides long-term care, life, annuity and other accident and health coverage that help protect policy and certificate holders from the financial hardships associated with illness, injury, loss of life or income continuation.

Life Sciences Segment
Our Life Sciences segment is comprised of Pansend Life Sciences, LLC, which invests in and operates early stage healthcare companies. Current operating companies and investments include products to treat early osteoarthritis of the knee, real-time kidney monitoring, and aesthetic and medical technologies for the skin.
Broadcasting Segment
Our Broadcasting segment is comprised of HC2 Broadcasting Holdings Inc. (“HC2 Broadcasting”) and its subsidiaries. HC2 Broadcasting strategically acquires and operates over-the-air broadcasting stations across the United States. In addition, HC2 Broadcasting operates Azteca America, a Spanish-language broadcast network offering Hispanic content to a diverse demographic across the United States.
Other Segment
Our Other segment represents all other businesses or investments that do not meet the definition of a segment individually or in the aggregate. Included in the Other segment is a portion of the former Marine Services segment, which includes its holding company, Global Marine Holdings, LLC (“GMH”). GMH’s results include the current and prior year equity investment in Huawei Marine Networks Co., Limited, its 19% equity method investment with Huawei Technologies Co., Ltd.
Recent Developments
We have not yet completed our closing procedures for the quarterly period ended September 30, 2020, and our financial results for such period have also not yet been reviewed by our auditors. On or prior to November 9, 2020, we expect to issue our financial results for such period. Accordingly, there may be material information regarding our financial results released during the subscription period, which you may want to consider in making an investment decision on whether to subscribe in the rights offering. See “Risk Factors — Risks Related to the Rights Offering — There may be material developments regarding us during the subscription period. In considering whether to exercise your rights, you should consider that all exercises of rights are irrevocable, even if you subsequently learn information about us that you consider to be unfavorable.”
Corporate Information
Our principal executive office is located at 450 Park Avenue, 29th Floor, New York, NY and our telephone number is (212) 235-2690. We maintain a website at www.hc2.com. The information on our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus or any accompanying prospectus supplement, and you should not consider it a part of this prospectus supplement or the accompanying prospectus or any accompanying prospectus supplement.

The Rights Offering
Rights
We will distribute to stockholders of record as of 5:00 p.m., New York City time, on October 2, 2020, at no charge, transferable rights to purchase an aggregate of 28,634,361 shares of common stock. You will receive one right for every share of our common stock outstanding and for every share of common stock issuable upon conversion of the preferred stock outstanding as of the record date. The number of rights to be distributed per share was based upon the number of shares of common stock and preferred stock outstanding on the record date.
No fractional rights or cash in lieu of fractional rights will be issued. Fractional rights will be rounded to the nearest whole number with such adjustments as may be necessary to ensure that if all rights are exercised, we will receive gross proceeds of $65 million. A minimum of two rights will be required to purchase one share of common stock. Stockholders who are entitled to receive less than two rights on a pro rata basis will be distributed two rights in the rights offering.
Rights may only be exercised in aggregate for whole numbers of shares of our common stock; no fractional shares of our common stock will be issued in this rights offering. Any fractional shares of our common stock created by the exercise of the subscription rights will be rounded down to the nearest whole share. Any excess subscription funds in respect of fractional shares will be returned to you, without interest or deduction, in the manner in which made, promptly after completion of the rights offering.
Lancer Capital will not be permitted to exercise or transfer any rights received by it, or to acquire other rights, in the rights offering, which rights are required to be held unexercised by Lancer Capital until the expiration of the rights offering. In lieu of exercising its rights, Lancer Capital will purchase Series B Preferred Stock in the amount of its Allocable Participation Right pursuant to the Investment Agreement.
Basic Subscription Privilege
Each right will allow you to purchase 0.5462 shares of our common stock at a subscription price of $2.27 per whole share.
Oversubscription Privilege
Each rights holder who elects to exercise the basic subscription privilege in full may also subscribe for additional shares at the same subscription price per share. If an insufficient number of shares is available to fully satisfy the oversubscription privilege requests, the available shares will be allocated pro rata, after eliminating all fractional shares, among rights holders who exercised their oversubscription privilege based on the number of shares each rights holder subscribed for under the basic subscription privilege. The subscription agent will return any excess payments, in the manner in which made, without interest or deduction promptly after the expiration of the rights offering. Only record date stockholders who exercise in full all rights issued to them are entitled to exercise the oversubscription privilege. You may not exercise your oversubscription privilege if you transfer all or a portion of your rights.

Conditions to the Rights Offering
Your right to exercise your rights is subject to the conditions described under “The Rights Offering — Conditions to the Rights Offering.”
Investment Agreement and Back-stop Arrangement
On September 9, 2020, we announced our intention to commence a rights offering and entered into the Investment Agreement with Lancer Capital, an investment fund led by Avram Glazer, the Chairman of our board of directors, pursuant to which Lancer Capital agreed to purchase up to $35 million of Series B Preferred Stock. Prior to the completion of the rights offering, we may request that Lancer Capital fund up to the $10 million Initial Funding Amount. On September 17, 2020, Lancer Capital funded $5.56 million of the Initial Funding Amount.
The Investment Agreement provides that, to the extent that Lancer Capital is precluded by applicable rules and regulations (including those of the NYSE, TDI and any other applicable regulators) from purchasing common stock by exercising rights received in the rights offering, Lancer Capital will purchase additional shares of Series B Preferred Stock (in excess of any Initial Funding Amount) equivalent to its Allocable Participation Right. The Series B Preferred Stock is intended to be the economic equivalent of common stock, participating on an as-converted basis in all dividends, distributions, merger consideration and all other consideration receivable by holders of common stock, and a means through which the Back-stop Arrangement can be effected prior to the completion of the stockholder vote and the satisfaction of any other regulatory requirements. The Investment Agreement also restricts Lancer Capital from purchasing or otherwise acquiring any other rights we issue in the rights offering.
The rules of the NYSE prohibit the issuance to Lancer Capital of more than 1% of our common stock outstanding before the issuance unless stockholder approval of such issuance is obtained.
Lancer Capital has received approval from TDI to purchase up to 25% of our outstanding common stock. We have been informed that Lancer Capital intends to file a Form A (Acquisition of Control Statement) with TDI in respect of CGI. Lancer Capital previously obtained a Disclaimer of Control from TDI that permitted Lancer Capital to acquire beneficial ownership of up to 25% of our outstanding common stock. There can be no assurance that Lancer Capital will receive Form A approval from TDI and, if it does, any conditions that may be placed thereon. If Lancer Capital receives Form A approval from TDI, from an insurance regulatory perspective, Lancer Capital and Mr. Glazer would be permitted to exceed 25% beneficial ownership of our outstanding common stock. Notwithstanding such Form A approval, Lancer Capital would remain subject to the standstill provisions in the Investment Agreement. If Lancer Capital does not receive Form A approval, it is our understanding that Lancer Capital and Mr. Glazer will not be permitted to have beneficial ownership in excess of 25% of our outstanding common stock for so long as we continue to own CGI.
Indications of Interest
Percy Rockdale LLC, MG Capital Management Ltd. and Rio Royal LLC, entities controlled by Michael Gorzynski, a member of our board of directors, have advised the Company that they currently intend to subscribe in the rights offering for at least their respective full basic subscription privilege, although they have no obligation to do so. Such entities collectively beneficially own approximately 5.8% of our outstanding common stock (on an as-converted basis) as of September 25, 2020. In addition, Jefferies Group, an affiliate of the Dealer Manager of this rights offering, has advised the Company that it intends to subscribe in the rights offering for at least its full basic subscription privilege, although it has no obligation to do so. Jefferies Group and certain of its affiliates, including the Dealer Manager, beneficially own approximately 7.1% of our outstanding common stock (on an as-converted basis) as of September 25, 2020. See “Plan of Distribution.”
Subscription Price
$2.27 per share.
Record Date
October 2, 2020.
Expiration Date
The rights will expire, if not exercised, at 5:00 p.m., New York City time, on November 20, 2020, unless extended by us, in our sole discretion. We may extend the expiration date if stockholder approval of the Authorized Shares Proposal is not obtained on or prior to the previously scheduled expiration date. Any rights not exercised at or before that time will expire without any payment to the holders of those unexercised rights. Please note that if you hold your shares in “street name” through a broker, dealer, or other nominee who uses the services of DTC, DTC must receive the subscription instructions and payment for the new shares before 2:15 p.m., New York City time, on the expiration date. See “The Rights Offering — Procedures for DTC Participants.”
Transferability of Rights
Although the rights are transferrable, we do not intend to list the rights on the NYSE or any other national securities exchange. Therefore, the rights will effectively only be able to be transferred in private transactions. You may transfer or sell your rights during the course of the subscription period (unless you exercise your rights). If you hold your shares of our common stock in “street name” through a broker, dealer or other nominee, then you should contact your broker, dealer or other nominee for instructions on how to sell your rights. The rights are a new issue of securities, however, and do not have an established trading market. We cannot give you any assurance that a market for the rights will develop or, if a market does develop, as to how long it will continue or at what prices the rights will trade. Therefore, we cannot assure you that you will be able to sell any of your rights or as to the value you may receive in a sale. The absence of a trading market or liquidity for the rights may adversely affect their value.

Lancer Capital will not be permitted to exercise or transfer any rights received by it, or to acquire other rights, in the rights offering, which rights are required to be held unexercised by Lancer Capital until the expiration of the rights offering. In lieu of exercising its rights, Lancer Capital will purchase Series B Preferred Stock in the amount of its Allocable Participation Right pursuant to the Investment Agreement.
Extension, cancellation, and amendment
We may extend the period for exercising your rights in our sole discretion, including to provide additional time for our stockholders to approve the Authorized Shares Proposal. We may cancel or terminate the rights offering in our sole discretion at any time on or before the expiration of the rights offering for any reason (including, without limitation, a change in the market price of our common stock). In the event that the rights offering is cancelled or terminated, all funds received from subscriptions by stockholders will be returned. Interest will not be payable on any returned funds. We also reserve the right to amend the terms of the rights offering.
Procedure for Exercising Rights
If you are the record holder of shares of our common stock or preferred stock, to exercise your rights you must complete the rights certificate and deliver it to the subscription agent, Computershare, together with full payment for all the rights you elect to exercise. The subscription agent must receive the proper forms and payments on or before 5:00 p.m. New York City time on the expiration date of the rights offering. You may deliver the documents by first class mail, express mail, courier or other expedited service and payments by wire transfer of immediately available funds or personal check drawn upon a United States bank payable to the subscription agent. If regular mail is used for this purpose, we recommend using registered mail, properly insured, with return receipt requested.
Once you have exercised the basic subscription privilege or oversubscription privilege your exercise may not be revoked. You should not exercise your rights unless you are certain that you wish to purchase common stock in the rights offering. See “Summary — Recent Developments” and “Risk Factors — Risks Related to the Rights Offering — There may be material developments regarding us during the subscription period. In considering whether to exercise your rights, you should consider that all exercises of rights are irrevocable, even if you subsequently learn information about us that you consider to be unfavorable.”
Rights not exercised prior to the expiration of the rights offering will lose their value.
How Rights Holders Can Exercise Rights Through Others
Please note that if you hold your shares in “street name” through a broker, dealer, or other nominee who uses the services of DTC, DTC must receive the subscription instructions and payment for the new shares before 2:15 p.m., New York City time, on the expiration date. See “The Rights Offering — Procedures for DTC Participants.” If you

are a beneficial owner of shares of our common stock or preferred stock, you should instruct your broker, custodian bank or nominee in accordance with the procedures described in the section of this prospectus supplement entitled “The Rights Offering — Beneficial Owners.”
How Non-U.S. Stockholders Can Exercise Rights
The subscription agent will not mail rights certificates to you if you are a stockholder whose address is outside the United States, and your rights certificates will be held by the subscription agent for your account until any instructions are received to exercise your rights. If you are a stockholder whose address is outside the United States, to exercise your rights, you must notify the subscription agent on or prior to 11:00 a.m., New York City time, on November 13, 2020, which is five business days prior to the expiration date for the rights offering, unless extended by us, and, if we so request, must establish to our satisfaction that they are permitted to exercise their rights under applicable law. We may extend the expiration date if stockholder approval of the Authorized Shares Proposal is not obtained on or prior to the previously scheduled expiration date. Any questions related to exercising rights should be directed to the subscription agent. If you do not follow these procedures prior to the expiration of the rights offering, your rights will expire. We will decide all questions concerning the timeliness, validity, form and eligibility of the exercise of your rights and any such determinations by us will be final and binding.
United States Federal Income Tax Considerations
Although the authorities governing transactions such as the rights offering are complex and unclear in certain respects, we believe and intend to take the position that the distribution of rights to U.S. holders should generally be treated, for U.S. federal income tax purposes, as a distribution that is fully or partially taxable under Section 305(b) of the Code. We anticipate (but can provide no assurances) that the rights distribution will not be made out of current or accumulated earnings and profits, and as such anticipate that no part of the rights distribution should be treated as a dividend for U.S. federal income tax purposes; any distribution not made out of our current or accumulated earnings and profits would instead be treated first as a tax-free return of your basis in our common stock and thereafter as gain from the sale or exchange of such your common stock. For a more detailed discussion, see “United States Federal Income Tax Considerations.” You should consult your tax advisor as to the particular considerations applicable to you of the rights offering.
Issuance of Our Common Stock
We will issue shares purchased in the rights offering as soon as practicable after the expiration of the rights offering. All shares that are purchased in the rights offering will be issued in uncertificated book-entry form, meaning that you will receive a direct registration account statement from our transfer agent reflecting ownership of these securities if you are a holder of record. If you hold your shares in the name of a bank, broker, dealer or other nominee, DTC will credit your nominee with the securities you purchased in the rights offering.
No Recommendation to Rights Holders
None of the Company, our board of directors, the special committee, or the Dealer Manager has, or will, make any recommendation to stockholders whether to exercise, sell or let lapse their rights in the rights offering. You should make an independent investment decision about whether or not to exercise, sell or let lapse your rights based on your own assessment of our business and the rights offering. Please see the section of this prospectus supplement and the accompanying prospectus entitled “Risk Factors” for a discussion of some of the risks involved in investing in our common stock.
NYSE Listing of Our Common
Stock
Our common stock is traded on the NYSE under the symbol “HCHC.” On September 8, 2020, the last trading day prior to our public announcement of the decision of our board to commence the rights offering, the closing price of our common stock on the NYSE was $2.27 per share. On October 6, 2020, the last trading day before the date of this prospectus supplement, the closing price of our common stock on the NYSE was $2.47 per share.
Listing of the Rights
Although the rights are transferrable, we do not intend to list the rights on the NYSE or any other national securities exchange. Therefore, the rights will effectively only be able to be transferred in private transactions. You may transfer or sell your rights during the course of the subscription period (unless you exercise your rights). If you hold your shares of our common stock in “street name” through a broker, dealer or other nominee, then you should contact your broker, dealer or other nominee for instructions on how to sell your rights. The rights are a new issue of securities, however, and do not have an established trading market. We cannot give you any assurance that a market for the rights will develop or, if a market does develop, as to how long it will continue or at what prices the rights will trade. Therefore, we cannot assure you that you will be able to sell any of your rights or as to the value you may receive in a sale. The absence of a trading market or liquidity for the rights may adversely affect their value.
Our common stock began trading with due bills at the opening of business on October 1, 2020 (one day before the record date) and will trade with due dills until the close of trading on October 7, 2020. Common stock trading with due bills carries the right to receive the rights to be issued in connection with the rights offering. Accordingly, ex-dividend trading in our common stock will commence on the NYSE at the opening of business on October 8, 2020.
If you are a record holder of a rights certificate, you may transfer your rights through the subscription agent, in which case you must deliver your properly executed rights certificate, with appropriate instructions, to the subscription agent. The subscription agent will only facilitate transfers of the physical rights certificates until 5:00 p.m., New York City time, on November 17, 2020, three business days prior to November 20, 2020, the scheduled expiration date (or if this rights offering is extended, on or before three business days prior to the extended expiration date). We may extend the expiration date if stockholder approval of the Authorized Shares Proposal is not obtained on or prior to the previously scheduled expiration date.
See “The Rights Offering — Rights Are Transferable.”
NYSE Symbol for Our Common
Stock
Our common stock is listed on the NYSE under the symbol “HCHC.”
Use of Proceeds
We expect to use the net proceeds from the Initial Funding, the rights offering and the Back-stop Arrangement for general corporate purposes, including debt service and for working capital. See “Use of Proceeds.”
Dealer Manager
Jefferies LLC
Subscription Agent
Computershare Trust Company, N.A.
Information Agent
Okapi Partners LLC
Risk Factors
Exercising the rights and investing in our common stock involves significant risks. We urge you to carefully read the section entitled “Risk Factors” beginning on page S- 29 of this prospectus supplement and beginning on page 7 of the accompanying prospectus and the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020 and June 30, 2020, and all other information included or incorporated by reference in the prospectus and this prospectus supplement in its entirety before you decide whether to exercise your rights.
For additional information concerning the rights and our common stock, see “The Rights Offering” and “Description of Our Capital Stock” below.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL INFORMATION
Our summary historical consolidated financial information presented below for the years ended December 31, 2019 and 2018 has been derived from our audited consolidated financial statements incorporated by reference herein. The summary historical financial information for the six months ended June 30, 2020 and 2019 has been derived from our unaudited consolidated financial statements incorporated by reference herein. Our historical results included below and incorporated by reference in this offering memorandum are not necessarily indicative of the results for any future period.
Summary consolidated financial and other data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference herein as well as our consolidated financial statements and the related notes thereto and other financial information incorporated by reference herein.
See “Summary — Recent Developments” and “Risk Factors — Risks Related to the Rights Offering — There may be material developments regarding us during the subscription period. In considering whether to exercise your rights, you should consider that all exercises of rights are irrevocable, even if you subsequently learn information about us that you consider to be unfavorable” for important information regarding our financial results for the quarterly period ended September 30, 2020.
	Year ended December 31,		Six months ended June 30,
(in millions, other than per share data)	2018	2019	2019	2020
Consolidated financial and other data:
Statement of operations data
Revenue	$1,579.8	$1,490.2	$763.0	$682.8
Life, accident and health earned premiums, net	94.4	116.9	59.8	58.2
Net investment income	116.6	203.8	101.4	100.4
Net realized and unrealized gains (losses) on investments	(8.4)	0.7	4.0	(19.6)
Net revenue	1,782.4	1,811.6	928.2	821.8
Operating expenses
Cost of revenue	1,422.2	1,297.8	675.1	608.2
Policy benefits, changes in reserves, and commissions	197.3	234.5	100.7	135.4
Selling, general and administrative	198.2	190.1	93.1	100.4
Depreciation and amortization	4.5	6.3	1.5	1.7
Asset impairment expense	1.0	54.5	—	—
Other operating income	(0.4)	(5.1)	(1.4)	(2.0)
Total operating expenses	1,822.8	1,778.1	869.0	843.7
Income (loss) from operations	(40.4)	33.5	59.2	(21.9)
Interest expense	(69.7)	(79.5)	(37.9)	(42.7)
Gain (loss) on sale and deconsolidation of subsidiary	105.1	—	—	(9.2)
Income (loss) from equity investees	8.4	1.6	1.3	(2.7)
Gain on bargain purchase	115.4	1.1	1.1	—
Other income (loss)	77.8	6.2	(1.4)	66.8
Income (loss) from continuing operations before income taxes	196.6	(37.1)	22.3	(9.7)
Income tax benefit (expense)	(2.2)	20.3	(5.1)	(2.8)
Income (loss) from continuing operations	194.4	(16.8)	17.2	(12.5)
Loss from discontinued operations	(14.5)	(19.3)	(14.3)	(60.0)

	Year ended December 31,		Six months ended June 30,
(in millions, other than per share data)	2018	2019	2019	2020
Net income (loss)	179.9	(36.1)	2.9	(72.5)
Net (income) loss attributable to noncontrolling interest and redeemable noncontrolling interest	(17.9)	4.6	3.7	2.5
Net income (loss) attributable to HC2 Holdings, Inc.	162.0	(31.5)	6.6	(70.0)
Less: Preferred dividends, deemed dividends and repurchase gains	6.4	—	(0.8)	0.8
Net income (loss) attributable to common stock and participating preferred stockholders	$155.6	$(31.5)	$7.4	$(70.8)
Income (loss) per share – continuing operations
Basic	$3.36	$(0.32)	$0.42	$(0.56)
Diluted	$3.11	$(0.32)	$0.28	$(0.56)
Loss per share – discontinued operations
Basic	$(0.22)	$(0.38)	$(0.27)	$(0.97)
Diluted	$(0.21)	$(0.38)	$(0.20)	$(0.97)
Income (loss) per share – Net income (loss) attributable to participating securities
Basic	$3.14	$(0.70)	$0.15	$(1.53)
Diluted	$2.90	$(0.70)	$0.08	$(1.53)
Weighted average common shares outstanding:
Basic	44.3	44.8	45.2	46.3
Diluted	46.8	44.8	59.9	46.3
	December 31,		June 30, 2020
(in millions)	2018	2019
Consolidated balance sheet data:
Cash and cash equivalents	$315.9	$228.8	$203.8
Total Assets	$6,503.8	$6,958.3	$6,633.3
Total Liabilities	$6,281.8	$6,493.1	$6,249.4
Total Stockholders’ Equity	$193.7	$443.6	$365.2

RISK FACTORS
Investing in our securities involves risks. Before making an investment decision, you should carefully consider the specific risks described below, the risks described under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and in our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020 and June 30, 2020, which are incorporated herein by reference, as well as other risk factors described under the caption “Risk Factors” in the prospectus, including our other filings with the SEC before making an investment decision.
Any of the risks we describe below or in the information incorporated herein by reference could cause our business, financial condition or operating results to suffer. The market price of our common stock could decline if one or more of these risks and uncertainties develop into actual events. You could lose all or part of your investment. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition or operating results. Some of the statements in this section of the prospectus are forward-looking statements. For more information see the sections of this prospectus supplement or the accompanying prospectus entitled “Where You Can Find More Information” and “Cautionary Note Regarding Forward-Looking Statements.”
Risks Related to the Rights Offering
If you do not exercise your rights, as a result of the rights offering and the Back-stop Arrangement, your relative ownership interest will experience significant dilution.
As a result of this rights offering and giving effect to the Back-stop Arrangement, to the extent you do not exercise your rights, you will lose any value represented by your unexercised rights and the percentage that your original shares of common stock represent of our increased equity will be diluted.
The subscription price determined for this rights offering is not an indication of our value.
In determining the subscription price for the rights offering, our board of directors, with the advice and input of the special committee, management and advisors, considered a number of factors, including, among others, the likely cost of capital from other sources and general conditions of the securities markets, the price at which our stockholders might be willing to participate in the rights offering, historical and current trading prices for our common stock, our need for liquidity and capital and the desire to provide an opportunity to our stockholders to participate in the rights offering on a pro rata basis. In conjunction with its review of these factors, our board of directors also reviewed a range of subscription prices in various prior rights offerings of public companies. On October 6, 2020, the last trading day before the date of this prospectus supplement, the closing price of our common stock on the NYSE was $2.47 per share.
The subscription price is not necessarily related to our book value, net worth or any other established criteria of value and may or may not be considered the fair value of the common stock to be offered in the rights offering. The market price of our common stock may decline during or after the rights offering, including below the subscription price. After the date of this prospectus supplement, our common stock may trade at prices above or below the subscription price.
There may be material developments regarding us during the subscription period. In considering whether to exercise your rights, you should consider that all exercises of rights are irrevocable, even if you subsequently learn information about us that you consider to be unfavorable.
We currently expect that the rights will expire if they are not exercised at 5:00 p.m., New York City time, on November 20, 2020, which we may extend in our sole discretion, including if the Authorized Shares proposal has not been obtained by such date. As a result, there may be material developments regarding us during such period. For example, on or prior to November 9, 2020, we expect to issue our financial results for the quarterly period ended September 30, 2020. Because all exercises of rights are irrevocable, you should therefore consider carefully whether you wish to delay any exercise of your rights until after our issuance of those results since we cannot provide any assurance currently with respect to their content.

Lancer Capital beneficially owns a significant amount of our outstanding common stock, and its relative ownership interest in our common stock may increase following completion of the rights offering and application of the Back-stop Arrangement. The interests of Lancer Capital may be different from yours.
Following completion of the rights offering, Lancer Capital’s pro forma ownership, taking into account its existing ownership of common stock, will be between 8.0% and 28.9% on an as-converted basis (notwithstanding any rules and regulations (including those of the TDI) limiting or prohibiting Lancer Capital from purchasing or acquiring our common stock), depending on the extent to which our common stockholders other than Lancer Capital participate in the rights offering. See “Questions and Answers Relating to the Rights Offering — How will the rights offering and the Investment Agreement affect Lancer Capital’s ownership of our common stock?” for additional information.
This concentration of voting power could deter or prevent a change in control of us that might otherwise be beneficial to our stockholders. The interests of Lancer Capital in this offering may be different from yours. In addition, as a result of the Back-stop Arrangement, Lancer Capital may increase its proportional ownership of our common stock on an as-converted basis to the extent that other stockholders as of the record date do not exercise their rights.
As of the date of this prospectus supplement, Lancer Capital has received approval from TDI to purchase up to 25% of our outstanding common stock. We have been informed that Lancer Capital intends to file a Form A (Acquisition of Control Statement) with TDI in respect of CGI. Lancer Capital previously obtained a Disclaimer of Control from TDI that permitted Lancer Capital to acquire beneficial ownership of up to 25% of our outstanding common stock. There can be no assurance that Lancer Capital will receive Form A approval from TDI and, if it does, any conditions that may be placed thereon. If Lancer Capital receives Form A approval from TDI, from an insurance regulatory perspective, Lancer Capital and Mr. Glazer would be permitted to exceed 25% beneficial ownership of our outstanding common stock. Notwithstanding such Form A approval, Lancer Capital would remain subject to the standstill provisions in the Investment Agreement. If Lancer Capital does not receive Form A approval, it is our understanding that Lancer Capital and Mr. Glazer will not be permitted to have beneficial ownership in excess of 25% of our outstanding common stock for so long as we continue to own CGI.
There is no guarantee or commitment that any of Percy Rockdale LLC, MG Capital Management Ltd., Rio Royal LLC or Jefferies Group will ultimately decide to exercise any of its rights, including its basic subscription privilege.
Certain of our existing stockholders and their affiliated entities, including Percy Rockdale LLC, MG Capital Management Ltd., Rio Royal LLC and Jefferies Group, have indicated that they currently intend to exercise their full basic subscription privilege in the rights offering. Percy Rockdale LLC, MG Capital Management Ltd., Rio Royal LLC and Jefferies Group (together with certain of its affiliates) collectively beneficially own approximately 12.9% of our outstanding common stock (on an as-converted basis) as of September 25, 2020. However, because indications to participate are not binding agreements or commitments to purchase, these entities may determine to purchase fewer rights than their full basic subscription privilege or to not purchase any rights in this offering.
The rights offering may cause the price of our common stock to decrease.
We cannot assure you that the market price of our common stock will not either increase or decline before the subscription rights expire. Depending upon the trading price of our common stock at the time of our announcement of the rights offering, the announcement of the rights offering and its terms, including the subscription price, together with the number of shares of common stock we could issue if the rights offering is completed, may result in a decrease in the trading price of our common stock. This decline may continue after the completion of rights offering. Further, if a substantial number of rights are exercised and the holders of the shares received in the rights offering choose to sell some or all of the shares of common stock, the resulting sales could depress the market price of our common stock.

There is no guarantee that by the time the shares are delivered to you, the market price of our common stock will be above the subscription price. Further, because the exercise of your rights is not revocable, you will not be able to revoke your subscription if the market price decreases prior to the delivery of the shares or transfer the shares until after they are delivered.
There is no guarantee that the subscription price will be lower than the market price of our common stock at the time that the shares that you receive in the rights offering are delivered. Further, because the exercise of your rights is not revocable, you will not be able to revoke your subscription if the market price decreases prior to the delivery of the shares or transfer the shares until after they are delivered to you. Accordingly, the subscription price may be above the prevailing market price by the time that the shares of common stock are purchased and delivered.
If you exercise your subscription rights and the market price of the common stock falls below the subscription price, then you will have committed to buy common stock in the rights offering at a price that is higher than the market price. Moreover, we cannot assure you that you will ever be able to sell shares of common stock that you received in the rights offering at a price equal to or greater than the subscription price. Until shares are issued to the record holder upon expiration of the rights offering, you may not be able to sell the shares of our common stock that you receive in the rights offering.
We will issue shares of our common stock purchased in the rights offering as soon as practicable after expiration of the rights offering. We will not pay interest on funds delivered to the subscription agent pursuant to the exercise of rights.
We may terminate the rights offering and return your subscription payments without interest.
We may in our sole discretion decide not to continue with the rights offering or to terminate the rights offering at any time. This decision could be based on many factors, including market conditions. We currently have no intention to terminate the rights offering, but reserve the right to do so.
If we elect to cancel or terminate the rights offering, neither we nor the subscription agent will have any obligation with respect to the rights except to return, without interest, any subscription payments the subscription agent received from you.
No prior market exists for the rights, and a liquid market for the rights may not develop.
Although the rights are transferrable, we do not intend to list the rights on the NYSE or any other national securities exchange. Therefore, the rights will effectively only be able to be transferred in private transactions. You may transfer or sell your rights during the course of the subscription period (unless you exercise your rights). The rights are a new issue of securities, however, and do not have an established trading market. We cannot give you any assurance that a market for the rights will develop or, if a market does develop, as to how long it will continue or at what prices the rights will trade. Therefore, we cannot assure you that you will be able to sell any of your rights or as to the value you may receive in a sale. The absence of a trading market or liquidity for the rights may adversely affect their value.
We are not responsible if you elect to sell your rights and no market exists to facilitate the purchase of rights. In such event, the rights will expire and will no longer be exercisable or transferable. If you wish to sell your rights but such rights cannot be sold, or if you provide the subscription agent with instructions to exercise the rights and your instructions are not timely received by the subscription agent or if you do not provide any instructions to exercise your rights, then the rights will expire, will be void, and will have no value.
If you do not act promptly and follow the subscription instructions, your exercise of rights may be rejected.
Stockholders who desire to purchase shares of our common stock in the rights offering must act promptly to ensure that all required forms and payments are actually received by the subscription agent before 5:00 p.m., New York City time, on November 20, 2020, the expiration date of the rights offering, unless extended by us, in our sole discretion. We may extend the expiration date if stockholder approval of the Authorized Shares Proposal is not obtained on or prior to the previously scheduled expiration date. Please note that if you hold your shares in “street name” through a broker, dealer, or other nominee who uses the services of DTC, DTC must receive the subscription instructions and payment for the new shares before 2:15 p.m., New York City time, on the expiration date. See “The Rights Offering — Procedures for DTC Participants.” We will not be responsible if your broker, custodian or nominee fails to ensure that all required forms and payments are actually received by the subscription agent before the expiration date of the rights offering. If you fail to complete and sign the required subscription forms, send an incorrect payment amount or otherwise fail to follow the subscription procedures that apply to your exercise in the rights offering, the subscription agent may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. Neither we nor the subscription agent undertake to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.
By participating in the rights offering and executing a rights certificate, you are making binding and enforceable representations to the Company.
By signing the rights certificate and exercising its rights, each stockholder agrees, solely with respect to such stockholder’s exercise of rights in the rights offering, that we have the right to void and cancel (and treat as if never exercised) any exercise of rights, and securities issued pursuant to an exercise of rights, if any of the agreements, representations or warranties of a subscriber in the subscription documents are false.
If you make payment of the subscription price by personal check, your check may not clear in sufficient time to enable you to purchase common stock in the rights offering.
Any personal check used to pay the subscription price in the rights offering must clear before 5:00 p.m., New York City time, on November 20, 2020, and the clearing process may require at least five (5) business days. As a result, if you choose to use a personal check to pay the subscription price, it may not clear before 5:00 p.m., New York City time, on November 20, 2020, in which event you would not be eligible to exercise your subscription rights.
You should note that funds paid by personal checks may take five business days or more to clear. If you wish to pay the subscription price in respect of your basic subscription privilege and oversubscription privilege by a personal check, we urge you to make payment sufficiently in advance of the time the rights expire to ensure that your payment is received and clears by that time. We urge you to consider using a wire transfer of immediately available funds in order to avoid missing the opportunity to exercise your rights.
If you exercise the oversubscription privilege, you may not receive all of the common stock for which you subscribe.
Exercise of the oversubscription privilege will only be honored if and to the extent that the basic subscription privilege have not been exercised in full. If sufficient shares of common stock is available, we will seek to honor your oversubscription request in full. If, however, oversubscription requests exceed the number of shares of common stock available to be purchased pursuant to the oversubscription privilege, we will allocate the available shares of common stock proportionately among stockholders who exercised their oversubscription privilege based on the number of shares of common stock each stockholder subscribed for under such stockholder’s basic subscription rights. As a result, you may not receive any or all of the shares of common stock for which you exercise your oversubscription privilege. Only record date stockholders who exercise in full all rights issued to them are entitled to exercise the oversubscription privilege. You may not exercise your oversubscription privilege if you transfer all or a portion of your rights.
One of our subsidiaries, CGI, a Texas domiciled insurance company and an indirect, wholly owned subsidiary of the Company, is regulated by TDI. Under applicable Texas law, no person can, directly or indirectly, own, control, hold with the power to vote, or hold proxies representing 10% or more of the voting securities of CGI without the written approval of TDI. Accordingly, unless prior approval is granted, any stockholder owning 10% or more of our outstanding common stock after giving effect to such stockholder’s purchase under the basic subscription privilege and the oversubscription privilege must notify TDI of such acquisition and also file with TDI an application for approval of the acquisition. If TDI determines that any person has acquired 10% or more of our outstanding common stock without obtaining its approval, it may order that person to cease the acquisition and divest itself of any shares of our common stock which may have been acquired in violation of the applicable Texas law. Lancer Capital has received approval from TDI to purchase up to 25% of our outstanding common stock.
As soon as practicable after 5:00 p.m., New York City time, on November 20, 2020, the subscription agent will determine the number of shares of common stock that you may purchase pursuant to the oversubscription privilege. If you have properly exercised your oversubscription privilege, we will issue the shares of common stock purchased in the rights offering to the record holder as soon as practicable after the expiration date and after all allocations and adjustments have been effected. If you request and pay for more shares of common stock than are allocated to you, we will refund the overpayment, without interest or deduction. In connection with the exercise of the oversubscription privilege, custodian banks, brokers, dealers and other nominee holders of subscription rights who act on behalf of beneficial owners will be required to certify to us and to the subscription agent as to the aggregate number of subscription rights exercised, and the number of shares of common stock requested through the oversubscription privilege, by each beneficial owner on whose behalf the nominee holder is acting.
You will not receive interest on subscription funds, including any funds ultimately returned to you.
You will not earn any interest on your subscription funds while they are being held by the subscription agent pending the closing of this rights offering. In addition, if we cancel the rights offering, neither we nor the subscription agent will have any obligation with respect to the rights except to return, without interest, any subscription payments to you.
We have broad discretion in the use of proceeds of the rights offering. Because our management will have broad discretion over the use of the net proceeds from the rights offering, you may not agree with how we use the proceeds.
We currently intend to use the net proceeds from the rights offering for general corporate purposes, including debt service and for working capital. Our board of directors and management will have considerable discretion in the application of the net proceeds from the rights offering, and it is possible that we may allocate the proceeds differently than investors in the rights offering may desire. Accordingly, you will be relying on the judgment of our management with regard to the use of the proceeds from the rights offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately.
Our proceeds from this rights offering are indefinite.
Assuming the rights offering is fully subscribed, we expect to receive aggregate net proceeds from this offering of approximately $63.3 million, after deducting estimated offering expenses incurred by us relating to the rights offering. Assuming the rights offering is not fully subscribed, we expect to receive (after giving effect to the Initial Funding and the Back-stop Arrangement) minimum aggregate net proceeds of approximately $33.3 million, after deducting estimated offering expenses incurred by us relating to the rights offering.
However, there can be no assurance that other stockholders will subscribe and that our total net proceeds will exceed the minimum amount.
In administering the rights offering, we will be relying on statements, representations and other information provided to us by third parties.
In administering the exercising of rights and the pro rating of oversubscription privileges in the rights offering, we will rely on the accuracy of various statements and representations provided to us by brokers, dealers, holders of rights and other third parties. If these statements or representations are false or inaccurate, it may delay or otherwise negatively affect our or the subscription agent’s ability to administer this rights offering in accordance with the terms and conditions described in this prospectus supplement.
We may not be able to fully utilize our net operating loss and other tax carryforwards.
Our ability to utilize our net operating loss (“NOL”) and other tax carryforward amounts, such as Section 163(j) disallowed interest carryforwards, to reduce taxable income in future years may be limited for various reasons. As a result of changes to the law under the Tax Cuts and Jobs Act and the Coronavirus Aid, Relief and Economic Security (CARES) Act, NOLs arising in tax years beginning after December 31, 2017 can be carried forward indefinitely, but the deduction for those NOLs will be limited to 80% of taxable income to the extent the NOLs arise in, or are carried forward to, taxable years beginning after December 31, 2020. NOLs that arose prior to the years beginning January 1, 2018 are still subject to the same carryforward periods, and are not subject to the 80% limitation described above. In addition, our ability to fully utilize these U.S. tax assets can be adversely affected by “ownership changes” within the meaning of Sections 382 and 383 of the Code. An ownership change is generally defined as a greater than a 50 percentage point increase in equity ownership by “5% stockholders” (as that term is defined for purposes of Sections 382 and 383 of the Code) in any three-year period.
In 2014, substantial acquisitions of our common stock were reported by new beneficial owners on Schedule 13D filings made with the SEC, and we issued shares of our preferred stock, which are convertible into a substantial number of shares of our common stock. During the second quarter of 2014, we completed a Section 382 review. The conclusions of this review indicated that an ownership change had occurred as of May 29, 2014.
As a result of our common stock offering in November 2015 and our purchase of GrayWolf Industrial in November 2018, we triggered additional ownership changes, imposing additional limitations on the use of our NOL carryforward amounts. The ownership changes may impact the timing of our ability to use these losses.
The issuance of our common stock in the rights offering, alone or taken together with the transactions occurring pursuant to the Investment Agreement, is not likely to cause an ownership change that would result in additional limitations on the use of our NOL carryforward amounts. However, even if an ownership change does not result from the rights offering and the transactions occurring pursuant to the Investment Agreement, there can be no assurance that we will not undergo additional ownership changes in the future, or that any such future ownership changes would not further negatively affect our NOL carryforward amounts.
Risks Relating to Our Common Stock
We may issue additional shares of common stock or preferred stock, which could dilute the interests of our stockholders and present other risks.
Our Second Amended Certificate of Incorporation, as amended (the “certificate of incorporation”), authorizes the issuance of up to 80,000,000 shares of common stock and 20,000,000 shares of preferred stock. Pursuant to the requirements of the Investment Agreement, we are calling a special meeting for our stockholders to seek stockholder approval for the conversion of the Series B Preferred Stock into shares of our common stock. At such meeting, we also intend to seek stockholder approval to increase the number of authorized shares of our common stock pursuant to the Authorized Shares Proposal. See “The Rights Offering — Stockholder Proxy Solicitation.”
As of September 25, 2020, we had 48,413,438 issued and 47,303,687 outstanding shares of common stock, and 10,375 shares of preferred stock issued and outstanding inclusive of shares held by CGI which are eliminated in consolidation. However, our certificate of incorporation authorizes our board of directors, from time to time, subject to limitations prescribed by law and any consent rights granted to holders of outstanding shares of preferred stock, to issue additional shares of preferred stock having rights that are senior to those afforded to the holders of our common stock. We also have reserved shares of common stock for issuance pursuant to our broad-based equity incentive plans, upon exercise of stock options and other equity-based awards granted thereunder, and pursuant to other equity compensation arrangements.
We may issue shares of common stock or additional shares of preferred stock to raise additional capital, to complete a business combination or other acquisition, to capitalize new businesses or new or existing businesses of our operating subsidiaries or pursuant to other employee incentive plans, any of which could dilute the interests of our stockholders and present other risks.
The issuance of additional shares of common stock or preferred stock may, among other things:
•
significantly dilute the equity interest and voting power of all other stockholders;

•
subordinate the rights of holders of our outstanding common stock and/or preferred stock if preferred stock is issued with rights senior to those afforded to holders of our common stock and/or preferred stock;

•
trigger an adjustment to the price at which all or a portion of our outstanding preferred stock converts into our common stock, if such stock is issued at a price lower than the then-applicable conversion price;

•
entitle our existing holders of preferred stock to purchase a portion of such issuance to maintain their ownership percentage, subject to certain exceptions;

•
call for us to make dividend or other payments not available to the holders of our common stock; and

•
cause a change in control of our company if a substantial number of shares of our common stock are issued and/or if additional shares of preferred stock having substantial voting rights are issued.

The issuance of additional shares of common stock or preferred stock, or perceptions in the market that such issuances could occur, may also adversely affect the prevailing market price of our outstanding common stock and impair our ability to raise capital through the sale of additional equity securities.
Conversion of our 7.5% convertible senior notes due 2022 will dilute the ownership interest of existing stockholders, including holders who had previously converted their convertible notes, or may otherwise depress the market price of our common stock.
The conversion of some or all of our 7.5% convertible senior notes due June 1, 2022 (the “convertible notes”) will dilute the ownership interests of existing stockholders. Any sales in the public market of the shares of our common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock. In addition, the existence of the convertible notes may encourage short selling by market participants because the conversion of the notes could be used to satisfy short positions, or anticipated conversion of the notes into shares of our common stock could depress the market price of our common stock.
Future sales of substantial amounts of our common stock by holders of our preferred stock or other significant stockholders may adversely affect the market price of our common stock.
As of September 25, 2020, the holders of our outstanding preferred stock had certain rights to convert their preferred stock into approximately 2.1 million shares of our common stock, excluding shares owned by CGI, which are eliminated in consolidation.
Pursuant to a second amended and restated registration rights agreement, dated January 5, 2015, entered into in connection with the issuance of the preferred stock (the “2015 Registration Rights Agreement”), we have granted registration rights to the purchasers of our preferred stock and certain of their transferees with respect to our common stock held by them and common stock issuable upon conversion of the preferred stock. This 2015 Registration Rights Agreement allows these holders, subject to certain conditions, to require us to register the sale of their shares under the federal securities laws. Furthermore, the shares of our common stock held by these holders, as well as other significant stockholders, may be sold into the public market under Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”).
Future sales of substantial amounts of our common stock into the public market whether by holders of the preferred stock, by other holders of substantial amounts of our common stock or by us, or perceptions in the market that such sales could occur, may adversely affect the prevailing market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.
Price fluctuations in our common stock could result from general market and economic conditions and a variety of other factors.
The trading price of our common stock may be highly volatile and could be subject to fluctuations in response to a number of factors beyond our control, including:
•
actual or anticipated fluctuations in our results of operations and the performance of our competitors;

•
reaction of the market to our announcement of any future acquisitions or investments;

•
the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

•
changes in general economic conditions;

•
outbreaks of pandemic diseases, including the COVID-19 pandemic, or fear of such outbreaks; and

•
actions of our equity investors, including sales of our common stock by significant stockholders.

We are a “smaller reporting company” and we cannot be certain whether the reduced requirements applicable to smaller reporting companies will make our common stock less attractive to investors.
We are a “smaller reporting company” under the rules of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, we may choose to take advantage of certain scaled disclosure requirements available specifically to smaller reporting companies. For example, we are not required to provide market risk disclosures, a contractual obligations table in our management’s discussion and analysis of our financial condition and results of operations or selected financial data in our annual report. Additionally, as long as we continue to be a smaller reporting company, we may continue to use reduced compensation disclosure obligations. We will remain a smaller reporting company until the fiscal year following the determination that our public float is $250 million or more measured on the last business day of our second fiscal quarter, or our annual revenues are $100 million or more during the most recently completed fiscal year and our public float is $700 million or more measured on the last business day of our second fiscal quarter.
We cannot predict or otherwise determine if investors will find our securities less attractive as a result of our reliance on exemptions as a smaller reporting company. If some investors find our securities less attractive as a result, there may be a less active trading market for our common stock and the price of our common stock may be more volatile.

USE OF PROCEEDS
Assuming the rights offering is fully subscribed, we expect to receive aggregate net proceeds from this offering of approximately $63.3 million, after deducting estimated offering expenses incurred by us relating to the rights offering. Assuming the rights offering is not fully subscribed, we expect to receive (after giving effect to the Initial Funding and the Back-stop Arrangement) minimum aggregate net proceeds of approximately $33.3 million, after deducting estimated offering expenses incurred by us relating to the rights offering.
We expect to use the net proceeds from the Initial Funding, the rights offering and the Back-stop Arrangement for general corporate purposes, including debt service and for working capital.

THE RIGHTS OFFERING
The Rights
We will distribute to stockholders of record as of 5:00 p.m., New York City time, on October 2, 2020, at no charge, transferable rights to purchase an aggregate of 28,634,361 shares of common stock. You will receive one right for every share of our common stock outstanding and share of common stock issuable upon conversion of the preferred stock outstanding as of the record date. The number of rights to be distributed per share was based upon the number of shares of common stock and preferred stock outstanding on the record date. Stockholders who are entitled to receive less than two rights on a pro rata basis will be distributed two rights in the rights offering. We will round, to the nearest whole number, the number of rights we distribute to each stockholder with such adjustments as may be necessary to ensure that if all rights are exercised, we will receive gross proceeds of approximately $65 million.
The rights will be evidenced by transferable rights certificates. Each right will allow you to purchase 0.5462 shares of our common stock at a subscription price of $2.27 per whole share. If you elect to exercise your basic subscription privilege in full, you may also subscribe, at the subscription price, for additional shares of our common stock under your oversubscription privilege, if there are enough shares available.
Although the rights are transferrable, we do not intend to list the rights on the NYSE or any other national securities exchange. Therefore, the rights will effectively only be able to be transferred in private transactions. You may transfer or sell your rights during the course of the subscription period (unless you exercise your rights). The rights are a new issue of securities, however, and do not have an established trading market. We cannot give you any assurance that a market for the rights will develop or, if a market does develop, as to how long it will continue or at what prices the rights will trade. Therefore, we cannot assure you that you will be able to sell any of your rights or as to the value you may receive in a sale. The absence of a trading market or liquidity for the rights may adversely affect their value.
Lancer Capital will not be permitted to exercise or transfer any rights received by it, or to acquire other rights, in the rights offering, which rights are required to be held unexercised by Lancer Capital until the expiration of the rights offering. In lieu of exercising its rights, Lancer Capital will purchase Series B Preferred Stock in the amount of its Allocable Participation Right pursuant to the Investment Agreement.
Reasons for the Rights Offering
The rights offering is the result of a process led by the special committee to provide us with additional liquidity for general corporate purposes, including debt service and for working capital. Such process led to the arms-length negotiation of, and our entry into, the Investment Agreement with Lancer Capital under which Lancer Capital has agreed to the Back-stop Arrangement. The special committee was advised by its own legal and financial advisors.
No Fractional Rights
We will not issue fractional rights or cash in lieu of fractional rights. Fractional rights will be rounded to the nearest whole number with such adjustments as may be necessary to ensure that if all rights are exercised, we will receive gross proceeds of approximately $65 million.
You may request that the subscription agent divide your rights certificate into transferable parts, for instance, if you are the record holder for a number of beneficial stockholders. However, the subscription agent will not divide your rights certificate so that you would receive any fractional rights.
Expiration of the Rights Offering
You may exercise your subscription privilege at any time before 5:00 p.m., New York City time, on November 20, 2020, the expiration date for the rights offering, unless extended by us. We may, in our sole discretion, extend the time for exercising the rights, including to provide additional time for our stockholders to approve the Authorized Shares Proposal. Please note that if you hold your shares in “street name” through a broker, dealer, or other nominee who uses the services of DTC, DTC must receive the subscription instructions and payment for the new shares before 2:15 p.m., New York City time, on the expiration date. See “— Procedures for DTC Participants.”
We will extend the duration of the rights offering as required by applicable law. We may extend the expiration date of the rights offering by giving oral or written notice to the subscription agent and information agent on or before the scheduled expiration date. If we elect to extend the expiration of the rights offering, we will issue a press release announcing such extension no later than 9:00 a.m., New York City time, on the next business day after the most recently announced expiration date.
We reserve the right, in our sole discretion, to amend or modify the terms of the rights offering.
If you do not exercise your rights before the expiration date of the rights offering, your unexercised rights will be null and void and will have no value. We will not be obligated to honor your exercise of rights if the subscription agent receives the documents relating to your exercise after the rights offering expires, regardless of when you transmitted the documents, except when you have timely transmitted the documents under the guaranteed delivery procedures described below.
Subscription Privileges
Your rights entitle you to the basic subscription privilege and the oversubscription privilege.
Basic Subscription Privilege.   With your basic subscription privilege, you may purchase 0.5462 shares of our common stock per right, upon delivery of the required documents and payment of the subscription price of $2.27 per whole share. You are not required to exercise all of your rights unless you wish to purchase shares under your oversubscription privilege. We will deliver to you the shares which you purchased with your basic subscription privilege as soon as practicable after the rights offering has expired. All shares that are purchased in the rights offering will be issued in uncertificated book-entry form, meaning that you will receive a direct registration account statement from our transfer agent reflecting ownership of these securities if you are a holder of record. If you hold your shares in the name of a bank, broker, dealer or other nominee, DTC will credit your nominee with the securities you purchased in the rights offering.
Oversubscription Privilege.   In addition to your basic subscription privilege, you may subscribe for additional shares of our common stock, upon delivery of the required documents and payment of the subscription price of $2.27 per share, before the expiration of the rights offering. You may only exercise your oversubscription privilege if you exercised your basic subscription privilege in full and other holders of rights do not exercise their basic subscription privileges in full. You may not exercise your oversubscription privilege if you transfer all or a portion of your rights.
Lancer Capital will only be entitled to purchase additional Series B Preferred Stock (in excess of any Initial Funding Amount), in an amount equal to the shares of common stock and Preferred Stock it would have been entitled to receive had it been entitled to exercise its subscription rights (including the oversubscription privilege) in an amount up to its Allocable Participation Right.
Pro Rata Allocation.   If there are not enough shares to satisfy all subscriptions made under the oversubscription privilege, we will allocate the remaining shares pro rata, after eliminating all fractional shares, among those oversubscribing stockholders. “Pro rata” means in proportion to the number of total shares of our common stock and preferred stock (on an as-converted basis) that our stockholders hold on the record date have purchased by exercising their basic subscription privileges. If there is a pro rata allocation of the remaining shares and you receive an allocation of a greater number of shares than you subscribed for under your oversubscription privilege, then we will allocate to you only the number of shares for which you subscribed. We will allocate the remaining shares among all other holders exercising their oversubscription privileges.
Full Exercise of Basic Subscription Privilege.   You may exercise your oversubscription privilege only if you exercise your basic subscription privilege in full. To determine if you have fully exercised your basic subscription privilege, we will consider only the basic subscription privileges held by you in the same capacity. For example, suppose that you were granted rights for shares of our common stock which you own individually and shares of our common stock which you own collectively with your spouse. If you wish to exercise your oversubscription privilege with respect to the rights you own individually, but not with respect to the rights you own collectively with your spouse, you only need to fully exercise your basic subscription privilege with respect to your individually owned rights. You do not have to subscribe for any shares under the basic subscription privilege owned collectively with your spouse to exercise your individual oversubscription privilege.
When you complete the portion of your rights certificate to exercise your oversubscription privilege, you will be representing and certifying that you have fully exercised your subscription privileges as to shares of our common stock which you hold in that capacity. You must exercise your oversubscription privilege at the same time you exercise your basic subscription privilege in full.
Return of Excess Payment.   If you exercised your oversubscription privilege and are allocated less than all of the shares for which you wished to subscribe, your excess payment for shares that were not allocated to you will be returned, in the manner in which made, without interest or deduction as soon as practicable after the expiration date. We will deliver or cause the transfer agent to deliver shares that you purchased as soon as practicable after the expiration date and after all pro rata allocations and adjustments have been completed.
No Fractional Shares of Common Stock
We will not issue fractional shares of common stock. Any fractional shares of our common stock created by the exercise of the rights will be rounded down to the nearest whole share, with such adjustments as may be necessary to ensure that we offer 28,634,361 shares of common stock in the rights offering. In the unlikely event that, because of the rounding of fractional shares of common stock, the rights offering would have been subscribed in an amount in excess of 28,634,361 shares of common stock, all holders’ shares issued in the rights offering will be reduced in an equitable manner. Any excess subscription funds in respect of fractional shares will be returned to you, without interest or deduction, in the manner in which made, promptly after completion of the rights offering.
Conditions to the Rights Offering
The commencement of the rights offering is not conditioned upon stockholder approval; however, consummation of the rights offering is conditioned upon stockholder approval of the Authorized Shares Proposal, which condition may be waived in whole or in part by the Company. Our obligation to consummate the rights offering is also conditioned upon the satisfaction prior to the closing of the rights offering that the shares of our common stock to be issued in the rights offering shall have been approved for listing on the NYSE, subject to official notice of issuance, which condition may be waived in whole or in part by the Company with the consent of Lancer Capital.
We may cancel or terminate the rights offering, in whole or in part, at any time in our sole discretion. If we cancel or terminate the rights offering, in whole or in part, all affected rights will expire without value, and all subscription payments received by the subscription agent will be returned promptly, without interest or deduction.
Back-stop Arrangement
The rules of the NYSE prohibit the issuance to Lancer Capital of more than 1% of our common stock outstanding before the issuance unless stockholder approval of such issuance is obtained. Accordingly, Lancer Capital will purchase additional shares of Series B Preferred Stock (in excess of any Initial Funding Amount), equivalent to its Allocable Participation Right. The Series B Preferred stock will not be convertible into our common stock (in excess of 1% of our outstanding common stock) until such stockholder approval is obtained and any other applicable rules and regulations (including those of the TDI) limiting or prohibiting Lancer Capital from purchasing or acquiring our common stock are satisfied. The Series B Preferred Stock is intended to be the economic equivalent of common stock, participating on an as-converted basis in all dividends, distributions, merger consideration and all other consideration receivable by holders of common stock, and a means through which the Back-stop Arrangement can be effected prior to the completion of such stockholder vote and the satisfaction of any other regulatory requirements.
Immediately following the completion of the rights offering, the maximum amount of our common stock that Lancer Capital could own, assuming its Allocable Participation Right equals the Equity

Commitment Amount and all shares of the Series B Preferred Stock and convertible notes held by Lancer Capital are converted into our common stock (notwithstanding any rules and regulations (including those of the TDI) limiting or prohibiting Lancer Capital from purchasing or acquiring our common stock), is 28.9% of our outstanding common stock (on an as-converted basis). See “Questions and Answers Relating to the Rights Offering — How will the rights offering and the Investment Agreement affect Lancer Capital’s ownership of our common stock?” for additional information.
Lancer Capital has received approval from TDI to purchase up to 25% of our outstanding common stock. We have been informed that Lancer Capital intends to file a Form A (Acquisition of Control Statement) with TDI in respect of CGI. Lancer Capital previously obtained a Disclaimer of Control from TDI that permitted Lancer Capital to acquire beneficial ownership of up to 25% of our outstanding common stock. There can be no assurance that Lancer Capital will receive Form A approval from TDI and, if it does, any conditions that may be placed thereon. If Lancer Capital receives Form A approval from TDI, from an insurance regulatory perspective, Lancer Capital and Mr. Glazer would be permitted to exceed 25% beneficial ownership of our outstanding common stock. Notwithstanding such Form A approval, Lancer Capital would remain subject to the standstill provisions in the Investment Agreement (as described below). If Lancer Capital does not receive Form A approval, it is our understanding that Lancer Capital and Mr. Glazer will not be permitted to have beneficial ownership in excess of 25% of our outstanding common stock for so long as we continue to own CGI.
Stockholder Proxy Solicitation
Pursuant to the Investment Agreement, we currently expect to call a special meeting for our stockholders on or about November 19, 2020, with respect to the following matters to effect the rights offering:
(1)
to approve an amendment to our Second Amended and Restated Certificate of Incorporation, as amended, in substantially the form attached to the proxy statement as Appendix A, to increase the number of authorized shares of our common stock to 250 million shares (the “Authorized Shares Proposal”);

(2)
to approve the issuance of the applicable number of shares of common stock upon conversion of up to 35,000 shares of the Series B Preferred Stock in connection with the rights offering, to the extent that the issuance of common stock upon conversion of such shares of Series B Preferred Stock requires approval under the rules and regulations of the NYSE (the “Rights Offering Proposal” and, together with the Authorized Shares Proposal, the “Proposals”); and

(3)
to consider and take action upon any other business that may properly come before the special meeting or any continuations, postponements or adjournments thereof.

With respect to the Authorized Shares Proposal: The affirmative vote of a majority of the outstanding common stock, Series A Preferred Stock and Series A-2 Preferred Stock (with the exception of those shares of preferred stock owned by CGI, which are not entitled to be voted at the special meeting pursuant to Delaware law), voting as a single class (with the Series A Preferred Stock and Series A-2 Preferred Stock voting on an as-converted basis), will constitute the stockholders’ approval of the Authorized Shares Proposal.
Consummation of the rights offering is conditioned upon stockholder approval of the Authorized Shares Proposal, which condition may be waived in whole or in part by the Company.
With respect to the Rights Offering Proposal: The affirmative vote of a majority of the votes cast by the holders of our common stock, Series A Preferred Stock and Series A-2 Preferred Stock (with the exception of those shares of preferred stock owned by CGI, which are not entitled to be voted at the special meeting pursuant to Delaware law), voting as a single class (with the Series A Preferred Stock and Series A-2 Preferred Stock voting on an as-converted basis), will constitute the stockholders’ approval of the Rights Offering Proposal.
Method of Subscription — Exercise of Rights
If you are a record holder of shares of our common stock or preferred stock, you may exercise your rights by delivering the following to the subscription agent, at or before 5:00 p.m., New York City time, on November 20, 2020, the expiration date of the rights offering, unless extended by us:

•
Your properly completed and executed rights certificate with any required signature guarantees or other supplemental documentation; and

•
Your full subscription price payment for each share of common stock subscribed for under your rights.

Your rights will not be considered exercised unless the subscription agent receives from you, your broker, custodian or nominee, as the case may be, all of the required documents and your full subscription price payment before 5:00 p.m., New York City time, on November 20, 2020, the expiration date of the rights offering, unless extended by us. We may extend the expiration date if stockholder approval of the Authorized Shares Proposal is not obtained on or prior to the previously scheduled expiration date. Please note that if you hold your shares in “street name” through a broker, dealer, or other nominee who uses the services of DTC, DTC must receive the subscription instructions and payment for the new shares before 2:15 p.m., New York City time, on the expiration date. See “— Procedures for DTC Participants.”
Method of Payment
The subscription agent will accept payment only by wire transfer of immediately available funds or personal check drawn upon a United States bank payable to the subscription agent. Payments by certified bank check, cashier’s check or money order will not be accepted.
Receipt of Payment
Your payment of the subscription price will be deemed to have been received by the subscription agent only when:
•
any personal check clears; or

•
the subscription agent receives a wire transfer of immediately available funds.

Payments by certified bank check, cashier’s check or money order will not be accepted.
The subscription agent will hold your payment of the subscription price in a segregated account with other payments received from holders of rights until we issue to you your common stock, or return your overpayment, if any.
If delivering by Express Mail, Courier or Other Expedited Service:
Computershare Trust Company, N.A.
Attn: Voluntary Corporate Actions
150 Royall Street, Suite V
Canton, MA 02021
If sending payment of subscription price by wire of immediately available funds:
Bank of America
ABA Number 026009593
DDA 4426332057
Account Name CINC AAF Rights Offering H
SWIFT BOFAUS3N
Reference Line HC2 Rights Offering and your 11 digit Computershare Account Number
If you do not include your 11 digit Computershare Account Number in the reference line of your wire, the subscription agent will not be able to match your wire to your rights exercise and your rights exercise would not be accepted into this offer.
In considering which method of delivery to use, holders of rights should take into consideration the amount of time remaining in the rights offering, as well as any guaranteed delivery procedures, to ensure that materials are delivered prior to the expiration of the rights offering.

Delivery of Subscription Materials
You should deliver your rights certificate to the subscription agent by one of the methods described below:
By First Class Mail:
Computershare Trust Company, N.A.
Attn: Corporate Actions Voluntary Offer
P.O. Box 43011
Providence, RI 02940-3011
By Express Mail, Courier or Other Expedited Service:
Computershare Trust Company, N.A.
Attn: Corporate Actions Voluntary Offer
150 Royall Street, Suite V
Canton, MA 02021
Your delivery to an address or by any method other than as set forth above will not constitute valid delivery.
Calculation of Rights Exercised
If you do not indicate the number of rights being exercised, or do not make full payment of the total subscription price payment for the number of rights that you indicate are being exercised, then you will be deemed to have exercised your basic subscription privilege with respect to the maximum number of rights that may be exercised with the aggregate subscription price payment you delivered to the subscription agent. If your aggregate subscription price payment is greater than the amount you owe for your subscription, you will be deemed to have exercised your oversubscription privilege to purchase the maximum number of shares with your overpayment. If we do not apply your full subscription price payment to your purchase of shares of our common stock, we will return the excess amount to you, in the manner in which made, without interest or deduction as soon as practicable after the expiration date of the rights offering.
Exercising a Portion of Your Rights
If you subscribe for fewer than all of the shares of our common stock represented by your rights certificate, you may receive from the subscription agent a new rights certificate representing your unused rights.
If you do not indicate the number of rights being exercised, or if you do not make full payment of the total subscription price payment for the number of rights that you indicate are being exercised, then you will be deemed to have exercised your right with respect to the maximum number of rights that may be exercised with the aggregate subscription price payment you delivered to the subscription agent. If we do not apply your full subscription price payment to the purchase of shares of common stock, we or the subscription agent will return the excess amount to you, in the manner in which made, without interest or deduction, promptly after the expiration date of the rights offering.
Your Funds Will Be Held by the Subscription Agent Until Shares of Common Stock Are Issued
The subscription agent will hold your payment of the subscription price in a segregated account with other payments received from other rights holders until we issue your shares of common stock to you upon consummation of the rights offering.
Medallion Guarantee May Be Required
Your signature on each rights certificate must be guaranteed by an eligible institution, such as a member firm of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office or correspondent in the United States, subject to standards and procedures adopted by the subscription agent, unless:
•
your rights certificate provides that the shares of common stock are to be delivered to you as record holder of those rights; or

•
you are an eligible institution.

Notice to Brokers and Nominees
If you are a broker, a trustee or a depositary for securities that holds shares of our common stock for the account of others as of 5:00 p.m., New York City time, on October 2, 2020, the record date, you should notify the respective beneficial owners of such shares of the rights offering as soon as possible to find out their intentions with respect to exercising their rights. You should obtain instructions from the beneficial owners with respect to their rights, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owners so instruct, you should complete the appropriate rights certificates and submit them to the subscription agent with the proper payment. If you hold shares of our common stock for the account(s) of more than one beneficial owner, you may exercise the number of rights to which all such beneficial owners in the aggregate otherwise would have been entitled had they been direct record holders of our common stock or existing stockholders that are entitled to participate in dividend distributions to our common stockholders at 5:00 p.m., New York City time, on the record date, provided that you, as a nominee record holder, make a proper showing to the subscription agent.
Beneficial Owners
If you are a beneficial owner of shares of our common stock or preferred stock or will receive your rights through a broker, custodian bank or other nominee, we will ask your broker, custodian bank or other nominee to notify you of the rights offering. If you wish to transfer or exercise your rights, you will need to have your broker, custodian bank or other nominee act for you. If you hold shares of our common stock directly and would prefer to have your broker, custodian bank or other nominee act for you, you should contact your nominee and request it to effect the transactions for you. If you wish to obtain a separate rights certificate, you should contact the nominee as soon as possible and request that a separate rights certificate be issued to you.
Instructions for Completing Your Rights Certificate
You should read and follow the instructions accompanying the rights certificates carefully.
If you want to exercise your rights, you should send your rights certificate(s) and your subscription price payment to the subscription agent. Do not send your rights certificate(s) and subscription price payment to the Company.
You are responsible for the method of delivery of your rights certificate(s) with your subscription price payment to the subscription agent. You must pay, or arrange for payment, by means of a wire transfer of immediately available funds or personal check drawn upon a United States bank payable to the subscription agent. If you send your rights certificate(s) and subscription price payment by mail, we recommend that you send them by registered mail, properly insured, with return receipt requested. You should allow a sufficient number of days to ensure delivery to the subscription agent prior to the time the rights offering expires. Cashier’s checks, money orders and certified checks will not be accepted. Your payment of the subscription price will be deemed to have been received by the subscription agent only when:
•
any personal check clears; or

•
the subscription agent receives a wire transfer of immediately available funds.

If you do not include your 11 digit Computershare Account Number in the reference line of your wire, the subscription agent will not be able to match your wire to your rights exercise and your rights exercise would not be accepted into this offer.
In considering which method of delivery to use, holders of rights should take into consideration the amount of time remaining in the rights offering, as well as any guaranteed delivery procedures, to ensure that materials are delivered prior to the expiration of the rights offering.
Determinations Regarding the Exercise of Your Rights
We will decide all questions concerning the timeliness, validity, form and eligibility of the exercise of your rights and any such determinations by us will be final and binding. We, in our sole discretion, may waive, in any particular instance, any defect or irregularity or permit, in any particular instance, a defect or irregularity to be corrected within such time as we may determine. We will not be required to make uniform determinations in all cases. We may reject the exercise of any of your rights because of any defect or irregularity. We will not accept any exercise of rights until all irregularities have been waived by us or cured by you within such time as we decide, in our sole discretion.
Neither we, the subscription agent nor the information agent will be under any duty to notify you of any defect or irregularity in connection with your submission of rights certificates, and we will not be liable for failure to notify you of any defect or irregularity. We reserve the right to reject your exercise of rights if your exercise is not in accordance with the terms of the rights offering or in proper form. We will also not accept the exercise of your rights if our issuance of the shares of our common stock to you could be deemed unlawful under applicable law.
Guaranteed Delivery Procedures
If you wish to exercise rights, but you do not have sufficient time to deliver the rights certificate evidencing your rights to the subscription agent on or before the time your rights expire, you may exercise your rights by the following guaranteed delivery procedures:
•
deliver to the subscription agent on or prior to the expiration date your subscription price payment in full for each share you subscribed for under your subscription privileges in the manner set forth above in “— Method of Payment”;

•
deliver to the subscription agent on or prior to the expiration date the form entitled “Notice of Guaranteed Delivery,” substantially in the form provided with the “Instructions as to Use of HC2 Holdings, Inc. Rights Certificates” distributed with your rights certificates; and

•
deliver the properly completed rights certificate evidencing your rights being exercised and, the related nominee holder certification, if applicable, with any required signatures guaranteed, to the subscription agent within two business days following the date of your Notice of Guaranteed Delivery.

Your Notice of Guaranteed Delivery must be delivered in substantially the same form provided with the Instructions as to Use of HC2 Holdings, Inc. Rights Certificates, which will be distributed to you with your rights certificate. Your Notice of Guaranteed Delivery must come from an eligible institution, or other eligible guarantee institutions which are members of, or participants in, a signature guarantee program acceptable to the subscription agent.
In your Notice of Guaranteed Delivery, you must state:
•
your name;

•
the number of rights represented by your rights certificates, the number of shares of our common stock you are subscribing for under your basic subscription privilege and the number of shares of our common stock you are subscribing for under your oversubscription privilege, if any; and

•
your guarantee that you will deliver to the subscription agent any rights certificates evidencing the rights you are exercising within two business days following the date the subscription agent receives your Notice of Guaranteed Delivery.

You may deliver your Notice of Guaranteed Delivery to the subscription agent in the same manner as your rights certificates at the address set forth above under “— Delivery of Subscription Materials.” You may alternatively transmit your Notice of Guaranteed Delivery to the subscription agent by email transmission canoticeofguarantee@computershare.com. Any transmission of other materials will not be accepted and will not be considered a valid submission for the rights offering.
The information agent will send you additional copies of the form of Notice of Guaranteed Delivery if you need them. Please call (855) 208-8902 to request any copies of the form of Notice of Guaranteed Delivery from the information agent.
United States Federal Income Tax Considerations
Although the authorities governing transactions such as the rights offering are complex and unclear in certain respects, we believe and intend to take the position that the distribution of rights to U.S. holders should generally be treated, for U.S. federal income tax purposes, as a distribution that is fully or partially taxable under Section 305(b) of the Code. We anticipate (but can provide no assurances) that the rights distribution will not be made out of current or accumulated earnings and profits, and as such anticipate that no part of the rights distribution should be treated as a dividend for U.S. federal income tax purposes; any distribution not made out of our current or accumulated earnings and profits would instead be treated first as a tax-free return of your basis in our common stock and thereafter as gain from the sale or exchange of such your common stock. For a more detailed discussion, see “United States Federal Income Tax Considerations.” You should consult your tax advisor as to the particular considerations applicable to you of the rights offering.
Regulatory Limitation
We will not be required to issue the shares of our common stock to you pursuant to the rights offering if, in our opinion, it would be unlawful to do so or you would be required to obtain prior clearance or approval from any foreign, state or federal regulatory authorities to own or control such shares if, at the time the rights offering expires, you have not obtained such clearance or approval.
One of our subsidiaries, CGI, a Texas domiciled insurance company and an indirect, wholly owned subsidiary of the Company, is regulated by TDI. Under applicable Texas law, no person can, directly or indirectly, own, control, hold with the power to vote, or hold proxies representing 10% or more of the voting securities of CGI without the written approval of TDI. Accordingly, unless prior approval is granted, any stockholder owning 10% or more of our outstanding common stock after giving effect to such stockholder’s purchase under the basic subscription privilege and the oversubscription privilege must notify TDI of such acquisition and also file with TDI an application for approval of the acquisition. If TDI determines that any person has acquired 10% or more of our outstanding common stock without obtaining its approval, it may order that person to cease the acquisition and divest itself of any shares of our common stock which may have been acquired in violation of the applicable Texas law.
Questions About Exercising Rights
If you have any questions or require assistance regarding the method of exercising your rights or requests for additional copies of this document or the Instructions as to Use of HC2 Holdings, Inc. Rights Certificates, you should contact the information agent at the address and telephone number set forth under “Questions and Answers Relating to the Rights Offering” included elsewhere in this prospectus supplement.
Subscription Agent and Information Agent
We have appointed Computershare to act as subscription agent and Okapi Partners LLC to act as information agent for the rights offering. You should direct any questions or requests for assistance concerning the method of subscribing for the shares of our common stock or for additional copies of this prospectus supplement or the accompanying prospectus to the information agent.
Fees and Expenses
We will pay all fees charged by the subscription agent and the information agent and all other expenses incurred by us in the rights offering. You are responsible for paying any commissions, fees, taxes or other expenses incurred in connection with your exercise of your rights.
No Revocation
Once you have exercised your rights, you may not revoke your exercise. All exercises of rights are irrevocable. You should not exercise your rights unless you are certain that you wish to purchase common stock in the rights offering. See “Summary — Recent Developments” and “Risk Factors — Risks Related to the Rights Offering — There may be material developments regarding us during the subscription period. In considering whether to exercise your rights, you should consider that all exercises of rights are irrevocable, even if you subsequently learn information about us that you consider to be unfavorable.” Rights not exercised before the expiration date of the rights offering will expire and will have no value.

Procedures for DTC Participants
If you are a broker, a dealer, a trustee or a depositary for securities who holds our common stock for the account of others as a nominee holder, you may, upon proper showing to the subscription agent, exercise your beneficial owners’ basic and oversubscription privileges through DTC. Any rights exercised through DTC are referred to as “DTC Exercised Rights.” You may exercise your DTC Exercised Rights through DTC’s PSOP Function on the “agents subscription over PTS” procedures and instructing DTC to charge the applicable DTC account for the subscription payment and to deliver such amount to the subscription agent. DTC must receive the subscription instructions and payment for the new shares before 2:15 p.m., New York City time, on the expiration date, unless guaranteed delivery procedures are utilized with respect to delivery of your rights certificate, as described above.
Subscription Price
The subscription price is $2.27 per share. For more information with respect to how the subscription price was determined, see “— Reasons for the Rights Offering” and “Questions and Answers Relating to the Rights Offering” included elsewhere in this prospectus supplement.
Rights Will be Transferable
Although the rights are transferrable, we do not intend to list the rights on the NYSE or any other national securities exchange. Therefore, the rights will effectively only be able to be transferred in private transactions. You may transfer or sell your rights during the course of the subscription period (unless you exercise your rights). If you hold your shares of our common stock in “street name” through a broker, dealer or other nominee, then you should contact your broker, dealer or other nominee for instructions on how to sell your rights. The rights are a new issue of securities, however, and do not have an established trading market. We cannot give you any assurance that a market for the rights will develop or, if a market does develop, as to how long it will continue or at what prices the rights will trade. Therefore, we cannot assure you that you will be able to sell any of your rights or as to the value you may receive in a sale. The absence of a trading market or liquidity for the rights may adversely affect their value.
Our common stock began trading with due bills at the opening of business on October 1, 2020 (one day before the record date) and will trade with due bills until the close of trading on October 7, 2020. Common stock trading with due bills carries the right to receive the rights issued in connection with the rights offering. Accordingly, ex-dividend trading in our common stock will commence on the NYSE at the opening of business on October 8, 2020.
If you are a record holder of a rights certificate, you may transfer your rights through the subscription agent, in which case you must deliver your properly executed rights certificate, with appropriate instructions, to the subscription agent. The subscription agent will only facilitate transfers of the physical rights certificates until 5:00 p.m., New York City time, on November 17, 2020, three business days prior to November 20, 2020, the scheduled expiration date (or if this rights offering is extended, on or before three business days prior to the extended expiration date). We may extend the expiration date if stockholder approval of the Authorized Shares Proposal is not obtained on or prior to the previously scheduled expiration date.
Extensions and Termination
We may extend the rights offering and the period for exercising your rights, in our sole discretion. In addition, we may terminate the rights offering at any time prior to the time the rights offering expires.
No Recommendation
An investment in shares of our common stock must be made according to each investor’s evaluation of such investor’s own best interests and after considering all of the information herein, including the “Risk Factors” section beginning on page S- 29 of this prospectus supplement and beginning on page 7 of the accompanying prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020 and June 30, 2020, each hereby incorporated by reference in this prospectus supplement or the accompanying prospectus.

None of the Company, our board of directors, the special committee, or the Dealer Manager has, or will, make any recommendation to stockholders whether to exercise, sell or let lapse their rights in the rights offering. You should make an independent investment decision about whether or not to exercise, sell or let lapse your rights based on your own assessment of our business and the rights offering.
Non-U.S. Stockholders
The subscription agent will not mail rights certificates to stockholders on the record date whose addresses are outside the United States, and your rights certificates will be held by the subscription agent for your account until any instructions are received to exercise your rights. If you are a stockholder whose address is outside the United States, to exercise their rights, you must notify the subscription agent before 11:00 a.m., New York City time, on November 13, 2020, which is five business days prior to the expiration date for the rights offering, unless extended by us, and, if we so request, must establish to our satisfaction that they are permitted to exercise their rights under applicable law. Any questions related to exercising rights should be directed to the subscription agent. If these procedures are not followed prior to the expiration date, those holders’ rights will expire. We will decide all questions concerning the timeliness, validity, form and eligibility of the exercise of your rights and any such determinations by us will be final and binding.
This rights offering is not being made in any state or other jurisdiction in which it would be unlawful to do so, nor are we selling to you, or accepting any offers from you to purchase, shares of our common stock if you are a resident of any such state or other jurisdiction. If necessary, we may delay commencement of the rights offering in certain states or other jurisdictions in order to comply with the securities law requirements of those states or other jurisdictions. We do not anticipate that there will be any changes in the rights offering, and we may, in our sole discretion, decline to make modifications to the terms of the rights offering requested by regulators in states or other jurisdictions, in which case stockholders who live in those states or other jurisdictions will not be eligible to participate in the rights offering.
Shares of Common Stock Outstanding after the Rights Offering and the Conversion of the Series B Preferred Stock
We had 48,413,438 issued and 47,303,687 outstanding shares of common stock as of September 25, 2020. Assuming that the rights offering is fully subscribed and assuming conversion of all outstanding Series B Preferred Stock into our common stock, we will have 77,047,799 issued and 75,938,048 outstanding shares of common stock following the closing of the rights offering.

INVESTMENT AGREEMENT; BACK-STOP ARRANGEMENT; REGISTRATION RIGHTS AGREEMENT
On September 9, 2020, we entered into the Investment Agreement with Lancer Capital, an investment fund led by Avram Glazer, the Chairman of our board of directors, pursuant to which Lancer Capital agreed to purchase up to $35 million of Series B Preferred Stock. Prior to the completion of the rights offering, we may request that Lancer Capital fund up to the $10 million Initial Funding Amount. On September 17, 2020, Lancer Capital funded $5.56 million of the Initial Funding Amount.
The Investment Agreement provides that, to the extent that Lancer Capital is precluded by applicable rules and regulations (including those of the NYSE, TDI and any other applicable regulators) from purchasing common stock by exercising rights received in the rights offering, Lancer Capital will purchase additional shares of Series B Preferred Stock (in excess of any Initial Funding Amount) equivalent to its Allocable Participation Right. The Series B Preferred Stock is intended to be the economic equivalent of common stock, participating on an as-converted basis in all dividends, distributions, merger consideration and all other consideration receivable by holders of common stock, and a means through which the Back-stop Arrangement can be effected prior to the completion of the stockholder vote and the satisfaction of any other regulatory requirements. The Investment Agreement also restricts Lancer Capital from purchasing or otherwise acquiring any other rights we issue in the rights offering.
Following the consummation of the rights offering and the occurrence of the stockholder vote for the Stockholder Approval, Lancer Capital will have the right to convert the Series B Preferred Stock into shares of common stock, except to the extent that the issuance of such common stock would exceed any ownership or issuance limits imposed by the applicable rules and regulations to which we are then subject, including, without limitation, the rules and regulations of the NYSE, TDI and any other applicable regulators. Each then outstanding share of Series B Preferred Stock held by Lancer Capital will be automatically converted into shares of our common stock upon receipt of the Stockholder Approval, except to the extent that the issuance of such common stock would exceed any ownership or issuance limits imposed by the applicable rules and regulations to which we are then subject, including, without limitation, the rules and regulations of TDI and any other applicable regulators. To the extent that, in connection with the automatic conversion, our common stock issuable to Lancer Capital upon such conversion would have exceeded the Allocable Participation Right, then such shares of Series B Preferred Stock shall remain outstanding, be non-convertible into our common stock and be subject to redemption by us, at our option. See the discussion under the heading “Description of Our Capital Stock — Preferred Stock — Series B Preferred Stock.”
The Investment Agreement includes customary standstill provisions that restrict the ability of the Lancer Entities from, among other things, acquiring (i) our equity securities that would result in the Lancer Entities having beneficial ownership of more than 33% of our then-outstanding common stock, (ii) equity securities of our subsidiaries or (iii) any debt securities or indebtedness of us or our subsidiaries, during the Standstill Period. Any acquiror of a block of greater than 9.9% of our common stock beneficially owned by the Lancer Entities (and any subsequent acquiror of such a block) will be required during the Standstill Period to be bound by the same standstill provisions.
The Series B Preferred Stock’s initial conversion rate of $2.27 per common share is the last sale price for our common stock on the trading day prior to September 9, 2020.
On September 9, 2020, we also entered into a registration rights agreement (the “Registration Rights Agreement”) with Lancer Capital. Lancer Capital will have certain customary shelf demand and piggyback registration rights with respect to the common stock issuable upon conversion of the Series B Preferred Stock (the “registrable common stock”) pursuant to the terms of the Registration Rights Agreement.
Pursuant to the terms of the Registration Rights Agreement, we are required to file, either a prospectus supplement to an existing registration statement on Form S-3 or a new registration statement on Form S-3 (or such other form under the Securities Act then available to us), and to use commercially reasonable efforts to cause any such new registration statement be declared effective by the SEC, in either case, providing for the resale from time to time by Lancer Capital of the registrable common stock. Lancer Capital will also be permitted to request one or more underwritten shelf takedowns from such resale registration statement, provided that each underwritten shelf takedown must be for a minimum number of shares of registrable common stock, together with any shares of common stock to be sold for our account and any other participating stockholders, that equals at least 15% of our then total outstanding market capitalization for our common stock. Lancer Capital will also be entitled to request to participate in, or “piggyback” on, registrations of our common stock for sale by us or any other person at any time.
The registration rights described above will be subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration statement, a 120-day cooling off period following the filing of any registration statement or pricing of any underwritten offering, and our right to delay, suspend or withdraw a registration statement under specified circumstances. For example, we may delay the filing or effectiveness of any registration statement or use of any prospectus related thereto for a reasonable period of time not to exceed 60 days in succession or 180 days in the aggregate in any 12-month period if the board of directors determines in good faith and in its reasonable judgment that it is required to disclose in the registration statement a financing, acquisition, corporate reorganization or other similar transaction or other material event or circumstance affecting us or our securities.
We will bear the expenses incurred in connection with registrations under the registration rights agreement (including the fees of our legal counsel and auditors), other than any underwriting fees and commissions attributable to any registrable common stock sold by Lancer Capital and all fees and disbursements of Lancer Capital’s counsel. We will also agree to indemnify Lancer Capital against certain customary liabilities, including liabilities under the Securities Act.
The foregoing descriptions of the Investment Agreement and the Registration Rights Agreement are summaries only. For a more complete understanding of the terms of these agreements, please refer to the full agreements, each of which is incorporated by reference in this prospectus supplement or the accompanying prospectus.

DESCRIPTION OF OUR CAPITAL STOCK
General
The following summary description of our capital stock is based on the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), our certificate of incorporation, and our Fourth Amended and Restated By-Laws, as amended (the “bylaws”). This description does not purport to be complete and is qualified in its entirety by reference to the full text of the DGCL, as it may be amended from time to time, and to the terms of our Certificate of Incorporation and By-Laws, as each may be amended from time to time, which are incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part. See “Where You Can Find More Information.”
Our authorized capital stock consists of 80,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of preferred stock, par value $0.001 per share. Pursuant to the requirements of the Investment Agreement, we are calling a special meeting for our stockholders to seek stockholder approval for the conversion of the Series B Preferred Stock into shares of our common stock. At such meeting, we also intend to seek stockholder approval to increase the number of authorized shares of our common stock pursuant to the Authorized Shares Proposal. See “The Rights Offering — Stockholder Proxy Solicitation.”
Common Stock
Voting
The holders of the common stock are entitled to one vote for each outstanding share of common stock owned by that stockholder on every matter properly submitted to the stockholders for their vote. Stockholders are not entitled to vote cumulatively for the election of directors.
Dividend Rights
Subject to the dividend rights of the holders of any outstanding series of preferred stock, holders of the common stock are entitled to receive ratably such dividends and other distributions of cash or any other right or property as may be declared by the board of directors out of the assets or funds legally available for such dividends or distributions.
Liquidation Rights
In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of the common stock would be entitled to share ratably in the assets that are legally available for distribution to stockholders after payment of liabilities and subject to the prior rights of any holders of preferred stock then outstanding. If we have any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences, such as those discussed below with respect to the preferred stock. In either such case, we must pay the applicable distribution to the holders of the preferred stock before we may pay distributions to the holders of the common stock.
Conversion, Redemption and Preemptive Rights
Holders of the common stock have no conversion, redemption, preemptive, subscription or similar rights. There are no sinking fund provisions applicable to our common stock.
Preferred Stock
Under our certificate of incorporation, our board of directors is authorized, subject to limitations prescribed by law and any consent rights granted to holders of outstanding shares of preferred stock, to issue up to 20,000,000 shares of preferred stock, par value $0.001 per share, in one or more classes or series. The board of directors has discretion to determine the rights, preferences, privileges and restrictions of, including, without limitation, dividend rights, conversion rights, redemption privileges and liquidation preferences of, and to fix the number of shares of, each series of the preferred stock. The terms and conditions of any issued preferred stock could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of the common stock or otherwise be in their best interest.
Of the 20,000,000 shares of preferred stock authorized for issuance under our Certificate of Incorporation, 30,000 shares are classified as Series A Preferred Stock, 14,000 shares are classified as Series A-2 Preferred Stock 35,000 shares are classified as the Series B Preferred Stock and 11,000 shares are classified as Series A-1 Convertible Participating Preferred Stock.
Series A Preferred Stock and Series A-2 Preferred Stock
The following summary of the terms of the Series A Preferred Stock and Series A-2 Preferred Stock is qualified in its entirety by the complete terms of such the certificates of designations relation to such preferred stock, which are filed as exhibits 4.1 and 4.2, respectively, to our Annual Report filed on Form 10-K, dated March 16, 2020, and incorporated by reference herein.
Dividends.   The Series A Preferred Stock and Series A-2 Preferred Stock accrue cumulative quarterly cash dividends at an annualized rate of 7.50%. The accrued value of the Series A Preferred Stock and Series A-2 Preferred Stock accretes quarterly at an annualized rate of 4.00% that will be reduced to 2.00% or 0.00% if we achieve specified rates of growth measured by increases in our net asset value; provided, that the accreting dividend rate will be 7.25% in the event that (i) the daily volume weighted average price (“VWAP”) of our common stock is less than a certain threshold amount, (ii) our common stock is not registered under Section 12(b) of the Exchange Act, (iii) following May 29, 2015, our common stock is not listed on certain national securities exchanges or (iv) we are delinquent in the payment of any cash dividends. The Series A Preferred Stock and Series A-2 Preferred Stock is also entitled to participate in cash and in-kind distributions to holders of shares of common stock on an as-converted basis.
Optional Conversion.   Each share of Series A Preferred Stock and Series A-2 Preferred Stock may be converted by the holder into common stock at any time based on the then applicable conversion price. Each share of Series A-2 Preferred Stock is initially convertible at a conversion price of $6.78. Each share of Series A Preferred Stock is initially convertible at a conversion price of $4.14. Such conversion prices are subject to adjustment for dividends, certain distributions, stock splits, combinations, reclassifications, reorganizations, mergers, recapitalizations and similar events, as well as in connection with issuances of equity or equity-linked or other comparable securities by us at a price per share (or with a conversion or exercise price or effective issue price) that is below the applicable conversion price (which adjustment shall be made on a weighted average basis).
Redemption by the Holders / Automatic Conversion.   On May 29, 2021, holders of the Series A Preferred Stock and Series A-2 Preferred Stock shall be entitled to cause us to redeem the Series A Preferred Stock and Series A-2 Preferred Stock at the accrued value per share plus accrued but unpaid dividends (to the extent not included in the accrued value of the Series A Preferred Stock and Series A-2 Preferred Stock). Each share of Series A Preferred Stock and Series A-2 Preferred Stock that is not so redeemed will be automatically converted into shares of common stock at the conversion price then in effect. Upon a change of control (as defined in the certificates of designation) holders of the Series A Preferred Stock and Series A-2 Preferred Stock shall be entitled to cause us to redeem their Series A Preferred Stock and Series A-2 Preferred Stock at a price per share of Series A Preferred Stock and Series A-2 Preferred Stock equal to the greater of (i) the accrued value of the Series A Preferred Stock and Series A-2 Preferred Stock, which amount would be multiplied by 150% in the event of a change of control occurring on or prior to May 29, 2017, plus any accrued and unpaid dividends (to the extent not included in the accrued value of the Series A Preferred Stock and Series A-2 Preferred Stock), and (ii) the value that would be received if the share of Series A Preferred Stock and Series A-2 Preferred Stock were converted into common stock immediately prior to the change of control.
Redemption by the Company.   At any time after May 29, 2017, we may redeem the Series A Preferred Stock and Series A-2 Preferred Stock, in whole but not in part, at a price per share generally equal to 150% of the accrued value per share, plus accrued but unpaid dividends (to the extent not included in the accrued value of the Series A Preferred Stock and Series A-2 Preferred Stock), subject to the holder’s right to convert prior to such redemption.
Forced Conversion.   After May 29, 2017, we may force conversion of the Series A Preferred Stock and Series A-2 Preferred Stock into common stock if the common stock’s thirty-day VWAP exceeds 150% of the then-applicable Conversion Price and the common stock’s daily VWAP exceeds 150% of the then applicable Conversion Price for at least twenty trading days out of the thirty trading day period used to calculate the thirty-day VWAP. In the event of a forced conversion, the holders of the Series A Preferred Stock and Series A-2 Preferred Stock will have the ability to elect cash settlement in lieu of conversion if certain market liquidity thresholds for the common stock are not achieved.
Liquidation Preference.   The Series A Preferred Stock ranks at parity with the Series A-2 Preferred Stock. In the event of any liquidation, dissolution or winding up of the Company (any such event, a “Liquidation Event”), the holders of Series A Preferred Stock and Series A-2 Preferred Stock will be entitled to receive per share the greater of (i) the accrued value of the Series A Preferred Stock and Series A-2 Preferred Stock, which amount would be multiplied by 150% in the event of a Liquidation Event occurring on or prior to May 29, 2017, plus any accrued and unpaid dividends (to the extent not included in the accrued value of the Series A Preferred Stock and Series A-2 Preferred Stock), and (ii) the value that would be received if the share of the Series A Preferred Stock and Series A-2 Preferred Stock were converted into common stock immediately prior to such occurrence. The Series A Preferred Stock and Series A-2 Preferred Stock will rank junior to any existing or future indebtedness but senior to the common stock and any future equity securities other than any future senior or pari passu preferred stock issued in compliance with the certificates of designation.
Voting Rights.   Except as required by applicable law, the holders of the shares of each series of Series A Preferred Stock and Series A-2 Preferred Stock will be entitled to vote on an as-converted basis with the holders of the other series of the Series A Preferred Stock and Series A-2 Preferred Stock (on an as-converted basis) and holders of our common stock on all matters submitted to a vote of the holders of common stock. Certain series of the Series A Preferred Stock and Series A-2 Preferred Stock will be entitled to vote with the holders of certain other series of the Series A Preferred Stock and Series A-2 Preferred Stock on certain matters, and separately as a class on certain limited matters. Subject to maintenance of certain ownership thresholds by the initial purchasers of the Series A Preferred Stock (the “Series A Preferred Purchasers”), the holders of the shares of the Series A Preferred Stock and Series A-2 Preferred Stock will also have the right to vote shares of the existing preferred stock as a separate class for at least one director, as discussed below under “— Board Rights.”
Consent Rights.   For so long as any of the Series A Preferred Stock and Series A-2 Preferred Stock is outstanding, consent of the holders of shares representing at least 75% of certain of the Series A Preferred Stock and Series A-2 Preferred Stock then outstanding is required for certain material actions.
Board Rights.   For so long as the Series A Purchasers own at least a 15% interest in the Company on an as-converted basis and at least 80% of the shares of the Series A Preferred Stock and Series A-2 Preferred Stock issued to the Series A Preferred Purchasers on an as-converted basis, the Series A Preferred Purchasers will have the right to appoint and elect (voting as a separate class) a percentage of our board of directors that is no more than 5% less than the Series A Preferred Purchasers’ as-converted equity percentage of the common stock (but no fewer than one director). One such elected director (as designated by the holders of shares representing at least 75% of the Series A Preferred Stock and Series A-2 Preferred Stock then outstanding) shall be entitled to be a member of each committee of our board of directors, provided, that such director membership on any such committee will be dependent upon such director meeting the qualification, and if applicable, independence criteria deemed necessary to so comply in accordance with any listing requirements of the exchanges on which our capital stock is then listed. For so long as the Director Election Condition is satisfied, if a specified breach event shall occur with respect to the Series A Preferred Stock and Series A-2 Preferred Stock (defined for such purposes to include the failure to timely pay required dividends for two or more consecutive quarters or the occurrence and continuation of certain breaches of covenants contained in the Certificates of Designation), the holders of the Series A Preferred Stock and Series A-2 Preferred Stock shall be entitled to appoint the number of additional directors to our board of directors that will cause a majority of the board of directors to be comprised of directors appointed by the holders of the Series A Preferred Stock and Series A-2 Preferred Stock and independent directors until the cure of such specified breach event.
Participation Rights.   Pursuant to the securities purchase agreements entered into with the initial purchasers of the Series A Preferred Stock and the Series A-2 Preferred Stock, subject to meeting certain ownership thresholds, certain initial purchasers of the Series A Preferred Stock and the Series A-2 Preferred Stock will be entitled to participate, on a pro rata basis in accordance with their ownership percentage, determined on an as-converted basis, in issuances of equity and equity linked securities by us. In addition, subject to meeting certain ownership thresholds, certain initial purchasers of the Series A Preferred Stock and the Series A-2 Preferred Stock will be entitled to participate in issuances of preferred securities and in our debt transactions.
Series B Preferred Stock
The following is a summary of the material terms of the Series B Preferred Stock. For a more complete description, you should refer to the form of certificate of designations for the Series B Preferred Stock, which has been filed as an exhibit to our Current Report on Form 8-K, filed with the SEC on September 9, 2020, and incorporated by reference herein.
Dividends and Voting Rights.   The Series B Preferred Stock will participate on an as-converted basis in all dividends, distributions, merger consideration and all other consideration receivable by holders of our common stock. The holders of the shares of Series B Preferred Stock will not be entitled to vote, except as prescribed by the Delaware General Corporation Law and in the other limited circumstances provided for in the certificate of designations.
Conversion Rights.   Following the consummation of the rights offering, but prior to the receipt of the approval of the holders of our common stock in accordance with the rules of the NYSE (such approval, the “Stockholder Approval”) of the issuance of common stock to holders of the Series B Preferred Stock (if such Stockholder Approval is not obtained prior to the consummation of the rights offering), each holder of Series B Preferred Stock will have the right to convert the Series B Preferred Stock held by such holder into shares of common stock up to an amount permitted by the NYSE rules prior to obtaining Stockholder Approval, the rules and regulations of TDI and any other applicable regulators. Following the consummation of the Rights Offering, but prior to receiving the Stockholder Approval (if such Stockholder Approval is not obtained prior to the consummation of the rights offering), Lancer Capital will be permitted to convert the Series B Preferred Stock into an amount of our common stock not to exceed one percent of our outstanding common stock prior to the issuance.
At any time that a merger, sale of all or substantially all of our assets or other change of control transaction with respect to us and a third party unaffiliated with any holder of the Series B Preferred Stock pursuant to which we will be delisted from the NYSE (a “Third Party Sale”) has been publicly announced and is still pending, holders of the Series B Preferred Stock will have the opportunity to convert the Series B Preferred Stock into common stock prior to the consummation of any redemption and any such conversion will be subject to, and conditioned upon, the consummation of such Third Party Sale.
Each share of Series B Preferred Stock will be automatically converted into shares of our common stock following the completion of the rights offering, unless previously redeemed by us pursuant to the redemption provisions of the certificate of designations, upon receipt of the Stockholder Approval for the issuance of the common stock upon such conversion, except to the extent that the issuance of such common stock to a holder of the Series B Preferred Stock would exceed any ownership or issuance limits imposed by the applicable rules and regulations to which we are then subject, including, without limitation, the rules and regulations of TDI and any other applicable regulators.
To the extent that, in connection with the automatic conversion, our common stock issuable to Lancer Capital upon such conversion would have exceeded the Allocable Participation Right, then such shares of Series B Preferred Stock shall remain outstanding, be non-convertible into our common stock and be subject to redemption by us, at our option.
Following the consummation of the rights offering and the occurrence of the stockholder vote for the Stockholder Approval, each holder of the Series B Preferred Stock will have the right to convert the Series B

Preferred Stock held by such holder into shares of common stock, except to the extent that the issuance of such common stock to a holder of the Series B Preferred Stock would exceed any ownership or issuance limits imposed by the applicable rules and regulations to which we are then subject, including, without limitation, the rules and regulations of the NYSE, TDI and any other applicable regulators.
The number of shares of common stock issuable upon conversion of each share of Series B Preferred Stock is equal to the result obtained by dividing $1,000 by the conversion price then in effect. The initial conversion price is $2.27, subject to customary antidilution adjustments.
Redemption at Our Option.   Immediately prior to any automatic conversion, to the extent that the number of shares of common stock issuable upon the conversion of the Series B Preferred Stock would exceed any stockholder’s Allocable Participation Right, the Series B Preferred Stock may be redeemed, at our option, with respect to such excess portion at a redemption price per share of Series B Preferred Stock in cash and equal to $1,000 plus 8.0% per annum uncompounded for the period from the issuance date to the redemption date (the “Redemption Price”).
At any time prior to conversion of the shares of Series B Preferred Stock into common stock, we may, at our option, redeem the shares of Series B Preferred Stock, in whole or in part, at the Redemption Price.
Any Series B Preferred Stock outstanding on, and not converted prior to, the sixth anniversary of the initial issuance of shares of Series B Preferred Stock, will be redeemed by us at a price per share payable in cash and equal to the Redemption Price, out of funds legally available therefor, except to the extent that such redemption would otherwise violate the terms of any of our then-outstanding debt or preferred stock instruments.
Liquidation Preference.   In the event of any liquidation, dissolution or winding up, the Series B Preferred Stock will have a liquidation preference junior to the Series A Preferred Stock and Series A-2 Preferred Stock and equal to our common stock (other than a preference of $0.01 per share of Series B Preferred Stock that will be paid to the holders of the Series B Preferred Stock before any payment or distribution is made to the holders of our common stock).
Anti-Takeover Effects of Provisions of the Certificate of Incorporation, Bylaws and Other Agreements
Our certificate of incorporation expressly provides that we shall not be governed by Section 203 of the DGCL, which would have otherwise imposed additional requirements regarding mergers and other business combinations.
Listing
Our common stock is listed on the NYSE under the symbol “HCHC.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare.

PLAN OF DISTRIBUTION
Beginning on or about October 7, 2020, we will distribute the rights, rights certificates and copies of this prospectus supplement and the accompanying prospectus to individuals who owned shares of our common stock and preferred stock on the record date. If you wish to exercise your rights and purchase shares of our common stock, you should complete the rights certificate and return it with payment for the shares of our common stock, to the subscription agent, Computershare, at the following address. If you send your rights certificate(s) and subscription price payment by mail, we recommend that you send them by registered mail, properly insured, with return receipt requested. You should allow a sufficient number of days to ensure delivery to the subscription agent prior to the time the rights offering expires. Do not send or deliver these materials to the Company.
By First Class Mail:	By Express Mail, Courier or Other Expedited Service:
Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer P.O. Box 43011 Providence, RI 02940-3011	Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer 150 Royall Street, Suite V Canton, MA 02021
If you have any questions, you should contact the information agent, Okapi Partners LLC, at (855) 208-8902.
We will pay all customary fees and expenses of the subscription agent and information agent related to this rights offering and have also agreed to indemnify the subscription agent and information agent from liabilities that it may incur in connection with this rights offering.
Jefferies LLC is the Dealer Manager for this rights offering and under the terms and, subject to the conditions contained in the dealer manager agreement, the dealer manager will provide certain services to us in connection with this rights offering. The Dealer Manager will not underwrite this rights offering and has no obligation to purchase, or procure purchases of, the rights or the underlying common stock offered hereby or otherwise act in any capacity whatsoever as an underwriter. The Dealer Manager makes no recommendation as to whether you should exercise, sell or let lapse your rights.
The Dealer Manager is earning a dealer manager fee in connection with this rights offering in an amount of $1.0 million, payable at the completion of this rights offering. We have also agreed to reimburse the Dealer Manager for certain fees and expenses in connection with this rights offering. We have agreed to indemnify the Dealer Manager and its controlling persons against certain liabilities in connection with this rights offering, including liabilities under the Securities Act, or to contribute to payments the Dealer Manager may be required to make in respect of those liabilities. The dealer manager agreement also provides that the Dealer Manager will not be subject to any liability to us in rendering the services contemplated by the dealer manager agreement except for any act of gross negligence or willful misconduct of the Dealer Manager. The Dealer Manager’s participation in this rights offering is subject to customary conditions contained in the dealer manager agreement.
Other than the Dealer Manager, we have not employed any brokers, dealers, or underwriters in connection with the solicitation of exercise of rights.
Other Relationships
In 2018, Jefferies LLC acted as sole bookrunner in respect of the offerings of our outstanding senior secured notes and convertible notes, for which it received customary underwriting compensation.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following is a discussion of U.S. federal income tax considerations generally applicable to the receipt of rights pursuant to the rights offering by holders of our common stock that are U.S. holders (as defined below), and the ownership, exercise or disposition of such rights by such U.S. holders. This discussion is based on the Code, U.S. Treasury regulations promulgated or proposed thereunder (“Treasury Regulations”), and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, or differing interpretations at any time, possibly with retroactive effect. In particular, changes in the Code or applicable Treasury Regulations could adversely affect the U.S. federal income tax treatment of stock rights with characteristics similar to the rights. Any future legislation, Treasury Regulation, or other guidance could be enacted or promulgated so as to apply retroactively to the receipt, ownership, exercise, or disposition of the rights. Any such changes could materially affect the continuing validity of this discussion
This discussion only applies to U.S. holders that hold our common stock and rights as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment purposes). For U.S. holders that hold both our common stock and our preferred stock, this discussion only addresses the receipt, ownership, exercise or disposition of rights received with respect to our common stock. This discussion does not address all of the U.S. federal income tax considerations that may be relevant to specific U.S. holders in light of their particular circumstances or to U.S. holders subject to special treatment under U.S. federal income tax laws (such as banks and other financial institutions, insurance companies, mutual funds, dealers in securities or other U.S. holders that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities, U.S. holders who received their shares of common stock from the exercise of employee stock options or otherwise as compensation, certain former citizens or long-term residents of the United States, U.S. holders who hold shares of our common stock or will hold their rights in a tax-qualified retirement plan, individual retirement account or other qualified savings account, entities or arrangements treated as partnerships for U.S. federal income tax purposes, or U.S. holders who hold our common stock or stock rights as part of a hedge, straddle, constructive sale or conversion transaction). This discussion does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal tax considerations other than U.S. federal income tax considerations (including gift, alternative minimum or Medicare contribution tax considerations). For purposes of this discussion, a “U.S. holder” is a holder that is, for United States federal income tax purposes:
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a citizen or individual resident of the United States;

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a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

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an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

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a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) receives, owns, exercises or disposes of rights, the tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. Such a partner or partnership is urged to consult its own tax advisor as to the U.S. federal income tax considerations applicable to the receipt, ownership, exercise or disposition of the rights.
We recommend that holders of our common stock consult with their own tax advisors regarding the tax considerations to them (including the application and effect of any U.S. state or local or non-U.S. income and other tax laws) of receiving, owning, exercising, or disposing of the rights.
Receipt of the Rights
The U.S. federal income tax considerations applicable to U.S. holders upon receipt of the rights will depend on whether the rights offering is considered part of a “disproportionate distribution” within the meaning of Section 305 of the Code. A distribution (or series of distributions) is a “disproportionate distribution” if it has the effect of the receipt of cash or property by some of our stockholders and an increase in the proportionate interest of other stockholders in our assets or earnings and profits. For purposes of the definition of “disproportionate distribution,” the term “property” does not include stock in the corporation making the distribution or rights to acquire such stock. The term “stockholders” includes holders of debt instruments convertible into stock of such corporation. For this purpose, holders of our convertible notes and preferred stock would be considered “stockholders.” The reference to a “series of distributions” encompasses all distributions of stock made or deemed made by a corporation which have the result of receipt of cash or property by some stockholders and an increase in the proportionate interests of other stockholders. Because we have made, and expect to continue to make following the rights offering, cash interest payments on our convertible notes, and because we have paid, and expect to continue to pay following the rights offering, cash dividends on our preferred stock, we believe that the distribution of rights pursuant to this offering is likely to be treated as a part of a series of distributions resulting in a “disproportionate distribution” within the meaning of Section 305 of the Code.
There is a lack of direct authority, however, addressing the application of Section 305 of the Code to distributions of subscription rights, including ones that incorporate the specific terms of, and facts surrounding, the rights offering, and thus the application of Section 305 of the Code to the distribution of rights to U.S. holders in the rights offering is not certain. Our view of whether the rights offering constitutes part of a “disproportionate distribution” pursuant to Section 305 of the Code is not binding on the Internal Revenue Service (“IRS”), or the courts. If this position were determined by the IRS to be incorrect (i.e., if the rights offering were not to be treated as part of a “disproportionate distribution” for purposes of Section 305 of the Code), a U.S. holder’s receipt of rights in the rights offering would be treated as a nontaxable distribution with respect to such U.S. holder’s existing shares of our common stock for U.S. federal income tax purposes.
If the distribution of the rights is treated as a “disproportionate distribution” for purposes of Section 305 of the Code, the receipt of the rights will be taxable to U.S. holders of our common stock. The distribution of the rights will be treated as a distribution with respect to such U.S. holder’s common stock equal to the fair market value of the rights received by such U.S. holder, and will be taxable to such U.S. holder as a dividend to the extent it is made out of our current or accumulated earnings and profits determined for the taxable year in which the rights are distributed. We cannot determine with certainty, before the consummation of the rights offering, the extent to which we will have current and accumulated earnings and profits so as to cause all or any portion of the rights distribution to be treated as a dividend; however, we anticipate that the rights distribution will not be made out of current or accumulated earnings and profits such that no part of the rights distribution is anticipated to be treated as a dividend for U.S. federal income tax purposes. Dividends received by corporate U.S. holders of our common stock are taxable at ordinary corporate tax rates subject to any applicable dividends-received deduction. Dividends received by noncorporate holders of our common stock generally are taxed at preferential rates provided that the U.S. holder meets applicable holding period and other requirements. Any such distribution not made out of our current or accumulated earnings and profits would be treated first as a tax-free return of such U.S. holder’s basis in our common stock and thereafter as gain from the sale or exchange of such U.S. holder’s common stock.
The remaining description assumes (unless explicitly stated otherwise) that U.S. holders of our common stock will be subject to U.S. federal income tax on the receipt of the rights.
Tax Basis and Holding Period of Rights
Regardless of whether the distribution of rights is treated as a dividend, as a tax-free return of basis or as a gain from the sale or exchange of our common stock, a U.S. holder’s tax basis in the rights it receives will be the rights’ fair market value on the date of the distribution. The fair market value of the rights on the date of the distribution is inherently uncertain. We have not obtained any fair market value appraisal, and we do not plan to commission any appraisal regarding the fair market value of the rights. In ascertaining fair market value of the rights, a U.S. holder should consider all relevant facts and circumstances.
A U.S. holder’s holding period for the rights received in the distribution will begin on the day after the date of the distribution.

Sale or Taxable Disposition of the Rights
A U.S. holder that sells, exchanges or otherwise disposes of rights received in the rights offering will recognize capital gain or loss equal to the difference between (1) the amount of cash and the fair market value of any property received and (2) such U.S. holder’s tax basis in the rights being sold, exchanged or otherwise disposed of. A U.S. holder’s ability to use any capital loss is subject to certain limitations.
Expiration of Rights
A U.S. holder that allows rights received in the rights offering to expire should recognize a capital loss equal to such U.S. holder’s tax basis in the expired rights. Such U.S. holder’s ability to use any capital loss is subject to certain limitations.
Exercise of Rights; Tax Basis and Holding Period of Acquired Shares
A U.S. holder will not recognize any gain or loss upon the exercise of rights received in the rights offering. The tax basis of the shares of common stock acquired by a U.S. holder through exercise of the rights will equal the sum of (1) the subscription price paid by such U.S. holder for the shares and (2) such U.S. holder’s tax basis, if any, in the rights as described above. A U.S. holder’s holding period for the shares of common stock acquired through exercise of the rights will begin on the date the rights are exercised.
Considerations if the Rights Offering is Not Part of a Disproportionate Distribution
If the rights offering is not part of a “disproportionate distribution” within the meaning of Section 305 of the Code, the distribution of the rights would be treated as a non-taxable stock distribution for U.S. holders of our common stock under Section 305 of the Code.
For U.S. federal income tax purposes, the tax basis that a U.S. holder would have with respect to the rights received by such U.S. holder would depend on the fair market value of the rights received by such U.S. holder and the fair market value of such U.S. holder’s existing holdings of our common stock. If, on the rights distribution date, the fair market value of rights distributed to such U.S. holder represents less than 15% of the fair market value of such U.S. holder’s shares with respect to which such rights were distributed, such U.S. holder’s basis in such rights will generally be zero unless such U.S. holder elects to allocate tax basis between such U.S. holder’s existing common stock and such rights in proportion to their relative fair market values determined on the date such U.S. holder received such rights. A U.S. holder that chooses to allocate tax basis between such U.S. holder’s existing common stock and such U.S. holder’s rights must make this election on a statement included with such U.S. holder’s U.S. federal income tax return for the taxable year in which the rights are received. Such an election is irrevocable. If the fair market value of the rights distributed to a U.S. holder represents 15% or more of the fair market value of such U.S. holder’s shares of common stock with respect to which such rights were distributed, such U.S. holder’s basis in its shares of common stock with respect to which such rights were distributed will be allocated between those shares of common stock and the rights in proportion to their relative fair market values on the rights distribution date.
As noted above, the fair market value of the rights on the date of distribution of the rights is inherently uncertain. We have not obtained any fair market value appraisal, and we do not plan to commission any appraisal regarding the fair market value of the rights. In ascertaining fair market value of the rights, a U.S. holder should consider all relevant facts and circumstances.
A U.S. holder’s holding period for the rights distributed in the rights offering would include the holding period of such U.S. holder’s shares of common stock with respect to which such rights were distributed. U.S. holders of our common stock that have acquired different blocks of our common stock at different times or at different prices should consult their tax advisors regarding the allocation of their aggregate basis among, and their holding period of, rights distributed.
If the receipt of rights is treated as a non-taxable stock distribution to U.S. holders and a U.S. holder allows the rights received by such U.S. holder in the rights offering to expire, such U.S. holder will not be permitted to recognize a taxable loss in respect of such expired rights. If such U.S. holder’s basis in its shares of common stock was allocated between that stock and the distributed rights, then such U.S. holder’s basis in the expired rights will be reallocated to that stock. A U.S. holder will not recognize any gain or loss upon the exercise of the rights, and the tax basis of the shares acquired through exercise of the rights will equal the sum of (1) the subscription price paid by such U.S. holders for the shares and (2) such U.S. holder’s tax basis in the rights. The holding period for the shares of common stock acquired through the exercise of the rights will begin on the date the rights are exercised.
If a U.S. holder exercises a right distributed in the rights offering after disposing of the share of our common stock with respect to which such right is received, certain aspects of the tax treatment of the exercise of the rights are unclear, including (1) the allocation of tax basis between the common stock previously sold and the right, (2) the impact of such allocation on the amount and timing of gain or loss recognized with respect to the common stock previously sold, and (3) the impact of such allocation on the tax basis of common stock acquired through the exercise of the right. A U.S. holder that exercises a right distributed to such U.S. holder in the rights offering after disposing of the common stock with respect to which such right was received should consult such U.S. holder’s own tax advisor as to these uncertainties.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. Our SEC filings are available to the public at the SEC’s website at www.sec.gov.
The SEC allows us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. This prospectus supplement and the accompanying supplement incorporate by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K).
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 16, 2020, as amended on April 29, 2020;

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the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 from our definitive proxy statement on Schedule 14A, filed with the SEC on May 27, 2020;

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our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020 and June 30, 2020, filed with the SEC on May 11, 2020 and August 10, 2020;

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our Current Reports on Form 8-K/A, filed on May 3, 2018 (Exhibit 99.1 only), and Form 8-K, filed with the SEC on January 30, 2020, February 11, 2020, February 18, 2020, March 4, 2020, March 16, 2020, March 23, 2020, both Current Reports filed on April 2, 2020, April 21, 2020, May 5, 2020, May 12, 2020, May 14, 2020, May 20, 2020, June 16, 2020, July 1, 2020, July 6, 2020, July 8, 2020, July 20, 2020, July 31, 2020, August 31, 2020, September 9, 2020 and September 22, 2020, October 5, 2020 and October 7, 2020 (both Form 8-Ks filed on such date); and

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the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on May 11, 2017, and any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the termination of the offering also shall be deemed to be incorporated herein by reference, including, but not limited to, our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.
If requested, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents.
To obtain a copy of these filings at no cost, you may write or telephone us at the following address:
HC2 Holdings, Inc.
450 Park Avenue, 29th Floor
New York, NY
(212) 235-2690

LEGAL MATTERS
Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, and Joseph Ferraro, Esq., Chief Legal Officer and Corporate Secretary of the Company, are representing the Company in connection with the rights offering. The Dealer Manager is being represented by White & Case LLP, New York, New York.
EXPERTS
The consolidated financial statements as of December 31, 2019 and 2018 and for each of the two years in the period ended December 31, 2019 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 incorporated by reference in this prospectus supplement or the accompanying prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
The audited historical financial statements of KMG America Corporation by reference to Exhibit 99.1 to HC2’s Current Report on Form 8-K/A dated May 3, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS
HC2 Holdings, Inc.
Common Stock
Preferred Stock
Depositary Shares
Warrants
Subscription Rights
Purchase Contracts
and
Purchase Units

We may offer, issue and sell, together or separately:
•
shares of our common stock;

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shares of our preferred stock, which may be issued in one or more series;

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depositary receipts, representing fractional shares of our preferred stock, which are called depositary shares;

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warrants to purchase shares of our common stock, shares of our preferred stock;

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subscription rights to purchase shares of our common stock, shares of our preferred stock;

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purchase contracts to purchase shares of our common stock, shares of our preferred stock; and

•
purchase units, each representing ownership of a purchase contract, preferred securities, including U.S. treasury securities, or any combination of the foregoing, securing the holder’s obligation to purchase our common stock or other securities under the purchase contracts.

We will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of offering. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Investing in our securities involves a number of risks. See “Risk Factors” on page 7 before you make your investment decision.
We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. These securities also may be resold by selling securityholders. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.
Our common stock is listed on the New York Stock Exchange under the trading symbol “HCHC.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 9, 2020

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under the shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information.”
We have not authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.
When used in this prospectus, the terms “HC2,” the “Company,” “we,” “our” and “us” refer to HC2 Holdings, Inc. and its consolidated subsidiaries, except otherwise specified or the context otherwise requires.

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WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our SEC filings are available to the public at the SEC’s website at www.sec.gov.
The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K).
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 16, 2020, as amended on April 29, 2020;

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the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 from our definitive proxy statement on Schedule 14A, filed with the SEC on May 27, 2020;

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our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020 and June 30, 2020, filed with the SEC on May 11, 2020 and August 10, 2020;

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KMG America Corporation financial statements as of December 31, 2016 and 2017 and for each of the three fiscal years in the period ended December 31, 2017, and the notes related thereto (incorporated by reference to Exhibit 99.1 to HC2’s Current Report on Form 8-K/A filed on May 3, 2018);

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our Current Reports on Form 8-K, filed with the SEC on January 30, 2020, February 11, 2020, February 18, 2020, March 4, 2020, March 16, 2020, March 23, 2020, both Current Reports filed on April 2, 2020, April 21, 2020, May 5, 2020, May 12, 2020, May 14, 2020, May 20, 2020, June 16, 2020, July 1, 2020, July 6, 2020, July 8, 2020, July 20, 2020, July 31, 2020 and August 31, 2020; and

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the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on May 11, 2017, and any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering also shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.
If requested, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write or telephone us at the following address:
HC2 Holdings, Inc.
450 Park Avenue, 29th Floor
New York, NY
(212) 235-2690

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any accompanying prospectus supplement and any documents incorporated by reference contain statements that are “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995.
Forward-looking statements can often be identified by the use of forward-looking language such as “if,” “may,” “should,” “believe,” “anticipate,” “future,” “forward,” “potential,” “estimate,” “opportunity,” “goal,” “objective,” “growth,” “outcome,” “could,” “expect,” “intend,” “plan,” “strategy,” “provide,” “commitment,” “result,” “seek,” “pursue,” “ongoing,” “include” or in the negative of such terms or comparable terminology. Our actual results, performance or achievements could be materially different from the results expressed in, or implied by, forward-looking statements. Factors that could cause actual results, events and developments to differ include, without limitation: the ability of our subsidiaries (including, target businesses following their acquisition) to generate sufficient net income and cash flows to make upstream cash distributions, capital market conditions, our and our subsidiaries’ ability to identify any suitable future acquisition opportunities, efficiencies/cost avoidance, cost savings, income and margins, growth, economies of scale, combined operations, future economic performance, conditions to, and the timetable for, completing the integration of financial reporting of acquired or target businesses with us or the applicable subsidiary of us, completing future acquisitions and dispositions, litigation, potential and contingent liabilities, management’s plans, changes in regulations and taxes.
Forward-looking statements are subject to risks and uncertainties, including but not limited to the risks described in this prospectus, any accompanying prospectus supplement and any documents incorporated by reference, including the “Risk Factors” sections of this prospectus, any accompanying prospectus supplement and our reports and other documents filed with the SEC. When considering forward-looking statements, you should keep in mind the risks, uncertainties and other cautionary statements made in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference.
There can be no assurance that other factors not currently anticipated by us will not materially and adversely affect our business, financial condition and results of operations. These forward-looking statements inherently are not guarantees of performance and results, and you are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf. Please take into account that forward-looking statements speak only as of the date of this prospectus or, in the case of any accompanying prospectus supplement or documents incorporated by reference, the date of any such document. Except as required by applicable law, we do not undertake any obligation to publicly correct or update any forward-looking statement.

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THE COMPANY
We are a diversified holding company with principal operations conducted through seven operating platforms or reportable segments: Construction, Energy, Telecommunications, Insurance, Life Sciences, Broadcasting, and Other.
Construction Segment (DBMG)
Our Construction segment is comprised of DBM Global Inc. (“DBMG”) and its wholly-owned subsidiaries. DBMG is a fully integrated Industrial Construction, Structural Steel, and Facility Maintenance provider who provides 3D Building Information Modeling (“BIM”), detailing, fabrication, and erection of structural steel and heavy steel plate, heavy mechanical and facility maintenance services. DBMG provides these services on commercial, industrial, and infrastructure construction projects such as high- and low-rise buildings and office complexes, hotels and casinos, convention centers, sports arenas and stadiums, shopping malls, hospitals, dams, bridges, mines, metal processing, refineries, pulp and paper mills, and power plants. DBMG also fabricates trusses and girders and specializes in the fabrication and erection of large-diameter water pipe and water storage tanks. Through its Aitken business, DBMG manufactures pollution control scrubbers, tunnel liners, pressure vessels, strainers, filters, separators and a variety of customized products. Through its most recent acquisition, GrayWolf Industrial, DBMG also provides heavy mechanical, maintenance, repair, and installation services to a diverse set of end markets, including power, petrochemical, pulp & paper, and refinery.
Energy Segment (Beyond6, f/k/a American Natural Energy)
Our Energy segment is comprised of Beyond6 (f/k/a American Natural Energy, Inc.) (“Beyond6”). Beyond6 is a distributor of natural gas motor fuel. Beyond6 designs, builds, owns, acquires, operates and maintains compressed natural gas fueling stations for transportation vehicles.
Telecommunications Segment (PTGi-International Carrier Services, Inc.)
Our Telecommunications segment is comprised of PTGi International Carrier Services, Inc. (“ICS”). ICS operates a telecommunications business including a network of direct routes and provides premium voice communication services for national telecommunications operators, mobile operators, wholesale carriers, prepaid operators, voice over internet protocol service operators and internet service providers. ICS provides a quality service via direct routes and by forming strong relationships with carefully selected partners.
Insurance Segment (Continental Insurance Group Ltd.)
Our Insurance segment is comprised of Continental Insurance Group Ltd. and its wholly-owned subsidiary Continental General Insurance Company (“CGI”). CGI provides long-term care, life, annuity, and other accident and health coverage that help protect policy and certificate holders from the financial hardships associated with illness, injury, loss of life, or income continuation.
Life Sciences Segment (Pansend Life Sciences, LLC)
Our Life Sciences segment is comprised of Pansend Life Sciences, LLC, which invests in and operates early stage healthcare companies. Current operating companies and investments include products to treat early osteoarthritis of the knee, real-time kidney monitoring and aesthetic and medical technologies for the skin.
Broadcasting Segment (HC2 Broadcasting Holdings Inc.)
Our Broadcasting segment is comprised of HC2 Broadcasting Holdings Inc. (“HC2 Broadcasting”) and its subsidiaries. HC2 Broadcasting strategically acquires and operates over-the-air broadcasting stations across the United States. In addition, HC2 Broadcasting operates Azteca America, a Spanish-language broadcast network offering Hispanic content to a diverse demographic across the United States.

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Other Segment
Our Other segment represents all other businesses or investments that do not meet the definition of a segment individually or in the aggregate. Included in the Other segment is a portion of the former Marine Services segment, which includes its holding company, Global Marine Holdings, LLC (“GMH”). GMH’s results include the current and prior year equity investment in Huawei Marine Networks Co., Limited, its 19% equity method investment with Huawei Technologies Co., Ltd.
Corporate Information
Our principal executive office is located at 450 Park Avenue, 29th Floor, New York, NY and our telephone number is (212) 235-2690. We maintain a website at https://hc2.com/. The information on our website is not incorporated by reference in this prospectus or any accompanying prospectus supplement, and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

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RISK FACTORS
Investing in our securities involves risk. See the risk factors described in our most recent Annual Report on Form 10-K (together with any material changes thereto contained in subsequently filed Quarterly Reports on Form 10-Q) and those contained in our other filings with the SEC that are incorporated by reference in this prospectus and any accompanying prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement. These risks could materially affect our business, financial condition or results of operations and cause the value of our securities to decline. You could lose all or part of your investment.

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USE OF PROCEEDS
Except as otherwise set forth in any accompanying prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes, including the financing of our operations, the possible repayment of indebtedness and possible business acquisitions. Unless set forth in an accompanying prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling security holder.

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DESCRIPTION OF SECURITIES
This prospectus contains summary descriptions of the common stock, preferred stock, depository shares, warrants, subscription rights, purchase contracts and purchase units that may be offered and sold from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, at the time of an offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the securities being offered.

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DESCRIPTION OF CAPITAL STOCK
General
The following summary description of our capital stock is based on the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), our Second Amended Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and our Fourth Amended and Restated By-Laws, as amended (the “By-Laws”). This description does not purport to be complete and is qualified in its entirety by reference to the full text of the DGCL, as it may be amended from time to time, and to the terms of our Certificate of Incorporation and By-Laws, as each may be amended from time to time, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.” As used in this “Description of Capital Stock,” the terms “HC2,” the “Company”, “we,” “our” and “us” refer to HC2 Holdings, Inc., a Delaware corporation, and do not, unless otherwise specified, include our subsidiaries.
Our authorized capital stock consists of 80,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of preferred stock, par value $0.001 per share.
Common Stock
Voting
The holders of the common stock are entitled to one vote for each outstanding share of common stock owned by that stockholder on every matter properly submitted to the stockholders for their vote. Stockholders are not entitled to vote cumulatively for the election of directors.
Dividend Rights
Subject to the dividend rights of the holders of any outstanding series of preferred stock, holders of the common stock are entitled to receive ratably such dividends and other distributions of cash or any other right or property as may be declared by the board of directors out of the assets or funds legally available for such dividends or distributions.
Liquidation Rights
In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of the common stock would be entitled to share ratably in the assets that are legally available for distribution to stockholders after payment of liabilities and subject to the prior rights of any holders of preferred stock then outstanding. If we have any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences, such as those discussed below with respect to the preferred stock. In either such case, we must pay the applicable distribution to the holders of the preferred stock before we may pay distributions to the holders of the common stock.
Conversion, Redemption and Preemptive Rights
Holders of the common stock have no conversion, redemption, preemptive, subscription or similar rights. There are no sinking fund provisions applicable to our common stock.
Preferred Stock
Under our Certificate of Incorporation, the board of directors of the Company is authorized, subject to limitations prescribed by law and any consent rights granted to holders of outstanding shares of preferred stock, to issue up to 20,000,000 shares of preferred stock, par value $0.001 per share, in one or more classes or series. The board of directors has discretion to determine the rights, preferences, privileges and restrictions of, including, without limitation, dividend rights, conversion rights, redemption privileges and liquidation preferences of, and to fix the number of shares of, each series of the preferred stock. The terms and conditions of any issued preferred stock could have the effect of delaying, deferring or preventing a

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transaction or a change in control that might involve a premium price for holders of the common stock or otherwise be in their best interest.
Of the 20,000,000 shares of preferred stock authorized for issuance under our Certificate of Incorporation, 30,000 shares are classified as Series A Convertible Participating Preferred Stock (the “Series A Preferred Stock”), 14,000 shares are classified as Series A-2 Convertible Participating Preferred Stock (the “Series A-2 Preferred Stock” and, together with the Series A Preferred Stock, the “Preferred Stock”), and 11,000 shares are classified as Series A-1 Convertible Participating Preferred Stock (the “Series A-1 Preferred Stock”).
Series A Preferred Stock and Series A-2 Preferred Stock
We originally designated the Series A Preferred Stock pursuant to a Certificate of Designation of Series A Convertible Participating Preferred Stock adopted on May 29, 2014 (the “Series A Certificate”). On September 22, 2014, we amended and restated the Series A Certificate. In connection with the issuance of the Series A-2 Preferred Stock on January 5, 2015, we adopted the Certificate of Designation of Series A-2 Convertible Participating Preferred Stock (the “Series A-2 Certificate”) and also amended and restated the Series A Certificate. On August 10, 2015, we adopted certain Certificates of Correction of the Certificates of Amendment to the Certificates of Designation of the Series A Certificate and the Series A-2 Certificate. The Series A Certificate and the Series A-2 Certificate together, as amended, are referred to as the “Certificates of Designation.”
The following summary of the terms of the Preferred Stock is qualified in its entirety by the complete terms of the Certificates of Designation.
Dividends.   The Preferred Stock will accrue a cumulative quarterly cash dividend at an annualized rate of 7.50%. The accrued value of the Preferred Stock will accrete quarterly at an annualized rate of 4.00% that will be reduced to 2.00% or 0.00% if we achieve specified rates of growth measured by increases in our net asset value; provided, that the accreting dividend rate will be 7.25% in the event that (i) the daily volume weighted average price (“VWAP”) of our common stock is less than a certain threshold amount, (ii) our common stock is not registered under Section 12(b) of the Securities Exchange Act of 1934, as amended, (iii) following May 29, 2015, our common stock is not listed on certain national securities exchanges or (iv) we are delinquent in the payment of any cash dividends. The Preferred Stock is also entitled to participate in cash and in-kind distributions to holders of shares of common stock on an as-converted basis.
Optional Conversion.   Each share of Preferred Stock may be converted by the holder into common stock at any time based on the then applicable conversion price. Pursuant to the Series A-2 Certificate, each share of Series A-2 Preferred Stock is initially convertible at a conversion price of $8.25. Pursuant to the Series A Certificate, each share of Series A Preferred Stock is initially convertible at a conversion price of $4.25. Such conversion prices are subject to adjustment for dividends, certain distributions, stock splits, combinations, reclassifications, reorganizations, mergers, recapitalizations and similar events, as well as in connection with issuances of equity or equity-linked or other comparable securities by us at a price per share (or with a conversion or exercise price or effective issue price) that is below the applicable conversion price (which adjustment shall be made on a weighted average basis).
Redemption by the Holders / Automatic Conversion.   On May 29, 2021, holders of the Preferred Stock shall be entitled to cause us to redeem the Preferred Stock at the accrued value per share plus accrued but unpaid dividends (to the extent not included in the accrued value of Preferred Stock). Each share of Preferred Stock that is not so redeemed will be automatically converted into shares of common stock at the conversion price then in effect. Upon a change of control (as defined in the Certificates of Designation) holders of the Preferred Stock shall be entitled to cause us to redeem their Preferred Stock at a price per share of Preferred Stock equal to the greater of (i) the accrued value of the Preferred Stock, which amount would be multiplied by 150% in the event of a change of control occurring on or prior to May 29, 2017, plus any accrued and unpaid dividends (to the extent not included in the accrued value of Preferred Stock), and (ii) the value that would be received if the share of Preferred Stock were converted into common stock immediately prior to the change of control.

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Redemption by the Company.   At any time after May 29, 2017, we may redeem the Preferred Stock, in whole but not in part, at a price per share generally equal to 150% of the accrued value per share, plus accrued but unpaid dividends (to the extent not included in the accrued value of Preferred Stock), subject to the holder’s right to convert prior to such redemption.
Forced Conversion.   After May 29, 2017, we may force conversion of the Preferred Stock into common stock if the common stock’s thirty-day VWAP exceeds 150% of the then-applicable Conversion Price and the common stock’s daily VWAP exceeds 150% of the then applicable Conversion Price for at least twenty trading days out of the thirty trading day period used to calculate the thirty-day VWAP. In the event of a forced conversion, the holders of Preferred Stock will have the ability to elect cash settlement in lieu of conversion if certain market liquidity thresholds for the common stock are not achieved.
Liquidation Preference.   The Series A Preferred Stock ranks at parity with the Series A-2 Preferred Stock. In the event of any liquidation, dissolution or winding up of the Company (any such event, a “Liquidation Event”), the holders of Preferred Stock will be entitled to receive per share the greater of (i) the accrued value of the Preferred Stock, which amount would be multiplied by 150% in the event of a Liquidation Event occurring on or prior to May 29, 2017, plus any accrued and unpaid dividends (to the extent not included in the accrued value of Preferred Stock), and (ii) the value that would be received if the share of Preferred Stock were converted into common Stock immediately prior to such occurrence. The Preferred Stock will rank junior to any existing or future indebtedness but senior to the common stock and any future equity securities other than any future senior or pari passu preferred stock issued in compliance with the Certificates of Designation.
Voting Rights.   Except as required by applicable law, the holders of the shares of each series of Preferred Stock will be entitled to vote on an as-converted basis with the holders of the other series of Preferred Stock (on an as-converted basis) and holders of our common stock on all matters submitted to a vote of the holders of common stock. Certain series of Preferred Stock will be entitled to vote with the holders of certain other series of Preferred Stock on certain matters, and separately as a class on certain limited matters. Subject to maintenance of certain ownership thresholds by the initial purchasers of the Series A Preferred Stock (the “Series A Preferred Purchasers”), the holders of the shares of Preferred Stock will also have the right to vote shares of Preferred Stock as a separate class for at least one director, as discussed below under “— Board Rights.”
Consent Rights.   For so long as any of the Preferred Stock is outstanding, consent of the holders of shares representing at least 75% of certain of the Preferred Stock then outstanding is required for certain material actions.
Board Rights.   For so long as the Series A Purchasers own at least a 15% interest in the Company on an as-converted basis and at least 80% of the shares of Preferred Stock issued to the Series A Preferred Purchasers on an as-converted basis, the Series A Preferred Purchasers will have the right to appoint and elect (voting as a separate class) a percentage of the board of directors of the Company that is no more than 5% less than the Series A Preferred Purchasers’ as-converted equity percentage of the common stock (but no fewer than one director). One such elected director (as designated by the holders of shares representing at least 75% of the Preferred Stock then outstanding) shall be entitled to be a member of each committee of the board of directors of the Company, provided, that such director membership on any such committee will be dependent upon such director meeting the qualification, and if applicable, independence criteria deemed necessary to so comply in accordance with any listing requirements of the exchanges on which our capital stock is then listed. For so long as the Director Election Condition is satisfied, if a specified breach event shall occur with respect to the Preferred Stock (defined for such purposes to include the failure to timely pay required dividends for two or more consecutive quarters or the occurrence and continuation of certain breaches of covenants contained in the Certificates of Designation), the holders of the Preferred Stock shall be entitled to appoint the number of additional directors to the board of directors of the Company that will cause a majority of the board of directors to be comprised of directors appointed by the holders of the Preferred Stock and independent directors until the cure of such specified breach event.
Participation Rights.   Pursuant to the securities purchase agreements entered into with the initial purchasers of the Series A Preferred Stock and the Series A-2 Preferred Stock, subject to meeting certain ownership thresholds, certain initial purchasers of the Series A Preferred Stock and the Series A-2 Preferred

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Stock will be entitled to participate, on a pro rata basis in accordance with their ownership percentage, determined on an as-converted basis, in issuances of equity and equity linked securities by us. In addition, subject to meeting certain ownership thresholds, certain initial purchasers of the Series A Preferred Stock and the Series A-2 Preferred Stock will be entitled to participate in issuances of preferred securities and in our debt transactions.
Anti-Takeover Effects of Provisions of the Certificate of Incorporation, Bylaws and Other Agreements
Our certificate of incorporation expressly provides that the Company shall not be governed by Section 203 of the DGCL, which would have otherwise imposed additional requirements regarding mergers and other business combinations.
Listing
Our common stock is listed on the New York Stock Exchange under the symbol “HCHC.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

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DESCRIPTION OF DEPOSITARY SHARES
We may offer depositary receipts representing fractional shares of our preferred stock, rather than full shares of preferred stock. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us (the “Bank Depositary”). Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share.
The description in an accompanying prospectus supplement of any depositary shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement, which will be filed with the SEC if we offer depositary shares. For more information on how you can obtain copies of any depositary agreement if we offer depositary shares, see “Where You Can Find More Information.” We urge you to read the applicable depositary agreement and any accompanying prospectus supplement in their entirety.
Dividends and Other Distributions
If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the Bank Depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the Bank Depositary will distribute the property to the record holders of the depositary shares. However, if the Bank Depositary determines that it is not feasible to make the distribution of property, the Bank Depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.
Redemption of Depositary Shares
If we redeem a series of preferred stock represented by depositary shares, the Bank Depositary will redeem the depositary shares from the proceeds received by the Bank Depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the Bank Depositary may determine.
Voting the Preferred Stock
Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the Bank Depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the Bank Depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The Bank Depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the Bank Depositary deems necessary in order to enable the Bank Depositary to do so. The Bank Depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.
Amendment and Termination of the Depositary Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the Bank Depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the Bank Depositary or us only if (1) all outstanding depositary shares have been redeemed or (2) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.

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Withdrawal of Preferred Stock
Except as may be provided otherwise in an accompanying prospectus supplement, upon surrender of depositary receipts at the principal office of the Bank Depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the Bank Depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of withdrawn preferred stock may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

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DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of shares of our common stock or shares of preferred stock. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in an accompanying prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you.
The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:
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the offering price;

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the currency or currencies, including composite currencies, in which the purchase price and/or exercise price of the warrants may be payable;

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the number of warrants offered;

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the exercise price and the amount of securities you will receive upon exercise;

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the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

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the rights, if any, we have to redeem the warrants;

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the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;

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the name of the warrant agent; and

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any other material terms of the warrants.

After warrants expire they will become void. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.
Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in an accompanying prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.
The description in an accompanying prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant agreement if we offer warrants, see “Where You Can Find More Information.” We urge you to read the applicable warrant agreement and any accompanying prospectus supplement in their entirety.

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DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase shares of our common stock, or shares of our preferred stock. We may issue subscription rights independently or together with any other offered security, which may or may not be transferable by the stockholder. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The prospectus supplement relating to any subscription rights we may offer will contain the specific terms of the subscription rights. These terms may include the following:
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the price, if any, for the subscription rights;

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the number and terms of each share of common stock or preferred stock which may be purchased per each subscription right;

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the exercise price payable for each share of common stock or preferred stock upon the exercise of the subscription rights;

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the extent to which the subscription rights are transferable;

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any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

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any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

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the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

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the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

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if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in an accompanying prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate or subscription rights agreement if we offer subscription rights, see “Where You Can Find More Information.” We urge you to read the applicable subscription rights certificate, the applicable subscription rights agreement and any accompanying prospectus supplement in their entirety.

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DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS
We may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of our common stock, shares of our preferred stock or at a future date or dates, which we refer to in this prospectus as purchase contracts. The price of the securities and the number of securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts, and may be subject to adjustment under anti-dilution formulas. The purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and our preferred securities of third parties, including U.S. treasury securities, or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts, which we refer to herein as purchase units. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded in whole or in part.
The description in an accompanying prospectus supplement of any purchase contract or purchase unit we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract or purchase unit, which will be filed with the SEC if we offer purchase contracts or purchase units. For more information on how you can obtain copies of any purchase contract or purchase unit we may offer, see “Where You Can Find More Information.” We urge you to read the applicable purchase contract or applicable purchase unit and any accompanying prospectus supplement in their entirety.

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SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act which are incorporated by reference into this prospectus.

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PLAN OF DISTRIBUTION
We or the selling securityholders may sell the applicable securities offered by this prospectus from time to time in one or more transactions, including without limitation:
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directly to one or more purchasers;

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through agents;

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to or through underwriters, brokers or dealers; or

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through a combination of any of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.
In addition, the manner in which we may sell some or all of the securities covered by this prospectus include, without limitation, through:
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a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

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purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

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ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

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privately negotiated transactions;

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settlement of short sales;

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transactions through broker-dealers to sell a specified number of such securities at a stipulated price per security;

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an exchange distribution in accordance with the rules of the applicable exchange; or

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a combination of any such methods of sale.

We may also enter into hedging transactions. For example, we may:
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enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of shares of our common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us to close out its short positions;

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sell securities short and redeliver such shares to close out our short positions;

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enter into option or other types of transactions that require us to deliver shares of common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer shares of common stock under this prospectus; or

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loan or pledge shares of common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell the applicable securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

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A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:
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the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

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the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

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any delayed delivery arrangements;

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any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchange or markets on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:
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at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to the prevailing market prices; or

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at negotiated prices.

General
Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. The underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.
Underwriters and Agents
If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.
Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.
We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities

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upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.
In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.
Dealers
We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.
Direct Sales
We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.
At-the-Market Offerings
We may also sell the securities offered by any applicable prospectus supplement in “at-the-market offerings” within the meaning of Rule 415 of the Securities Act of 1933, to or through a market maker or into an existing trading market, on an exchange or otherwise.
Institutional Purchasers
We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.
We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.
Indemnification; Other Relationships
We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.
Market-Making, Stabilization and Other Transactions
There is currently no market for any of the offered securities, other than shares of our common stock, which are listed on the NYSE. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the preferred stock, depositary shares, warrants, subscription rights, purchase contracts or purchase units on any securities exchange or quotation system; any such listing with respect to any particular preferred stock,

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depositary shares, warrants, subscription rights, purchase contracts or purchase units will be described in the applicable prospectus supplement or pricing supplement, as the case may be.
In connection with any offering of shares of common stock, preferred stock, depositary shares, warrants, subscription rights, purchase contracts or purchase units or securities that provide for the issuance of shares of our common stock upon conversion, exchange or exercise, as the case may be, the underwriters may purchase and sell shares of common stock, preferred stock, depositary shares, warrants, subscription rights, purchase contracts or purchase units in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of shares of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the shares of common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.
In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

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LEGAL MATTERS
Certain legal matters will be passed upon us by Joseph Ferraro. Esq., Chief Legal Officer and Corporate Secretary of the Company. Any underwriters will be advised about legal matters by their own counsel, which will be named in an accompanying prospectus supplement.

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EXPERTS
The consolidated financial statements as of December 31, 2019 and 2018 and for each of the two years in the period ended December 31, 2019 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 incorporated by reference in this Prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
The audited historical financial statements of KMG America Corporation by reference to Exhibit 99.1 to HC2’s Current Report on Form 8-K/A dated May 3, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

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HC2 Holdings, Inc.
Rights to Purchase up to 28,634,361 Shares of Common Stock

Prospectus Supplement

Dealer Manager
Jefferies
October 7, 2020